Posting Supplement No. 288 dated July 27, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 396422

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396422	$6,800	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396422. Member loan 396422 was requested on July 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	411 Signs & Graphics	Debt-to-income ratio:	14.58%
Length of employment:	4 years 1 month	Location:	Deptford, NJ

Home town:	Stratford
Current & past employers:	411 Signs & Graphics, YMCA of Delaware, Philly Soft Pretzel
Education:	University of Delaware

This borrower member posted the following loan description, which has not been verified:

To Whom it may Concern, I am trying to get a student loan , the company who i have gotten my loans from in the past, is not longer lending. I am looking to finance my fifth year of school. I am currently a senior at University of Delaware and going for my teaching degree, also a political science degree. Thank You Kristi Geschwindt

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,783.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 399343

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
399343	$10,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 399343. Member loan 399343 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	MattsonJack	Debt-to-income ratio:	12.55%
Length of employment:	3 years 8 months	Location:	Saint Louis, MO

Home town:
Current & past employers:	MattsonJack
Education:

This borrower member posted the following loan description, which has not been verified:

We already have a 2 year old Grand Caravan, however my wife's car, 15 year old Ford Escort requires immediate replacement. I want to buy a car between 15-17 K. I am looking for a loan to find out if I can get better rate here than at dealer or as a last step credit card. My financial situation: I am full-time employee as systems analyst in one of consulting company.

A credit bureau reported the following information about this borrower member on April 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,466.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 411973

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
411973	$10,750	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 411973. Member loan 411973 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	united health care	Debt-to-income ratio:	13.20%
Length of employment:	6 years 11 months	Location:	GREEN BAY, WI

Home town:	Green Bay
Current & past employers:	united health care, American Medical Security
Education:	Northeast Wisconsin Technical College

This borrower member posted the following loan description, which has not been verified:

I have very good credit but my husbands is not so good due to some bills he had when he was younger. We pay our bills on time every month and we are a very good investment. We are just trying to consolidate our bills so we have 1 payment per month rather than many.

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,196.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 413561

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
413561	$4,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 413561. Member loan 413561 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Self-Employed	Debt-to-income ratio:	11.18%
Length of employment:	2 years	Location:	Riverside, CA

Home town:	La Crescenta
Current & past employers:	Self-Employed
Education:	University of California-Riverside (UCR)

This borrower member posted the following loan description, which has not been verified:

This money will help me attain my Bachelor's degree in Economics/Law. I have taken out the maximum amount of federal student loans, and it still is not enough to cover my school expenses. I have tried applying for private student loans through banks, and have been denied five times! I have a credit score of 700, but I guess with the economic climate in poor condition, it was not a huge surprise. I am okay with paying an understandably high interest rate, as long as I have the funds to attend school full-time.

A credit bureau reported the following information about this borrower member on June 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,030.00	Public Records On File:	0
Revolving Line Utilization:	88.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 415654

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
415654	$13,200	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 415654. Member loan 415654 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Brown & Brown Insurance	Debt-to-income ratio:	7.26%
Length of employment:	1 year 11 months	Location:	Surprise, AZ

Home town:	Phoenix
Current & past employers:	Brown & Brown Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate about $13,200 of high interest debt. Outside of this debt I my only other debt is car payment. Thanks for your help.

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	38
Revolving Credit Balance:	$10,965.00	Public Records On File:	0
Revolving Line Utilization:	85.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 417079

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
417079	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 417079. Member loan 417079 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,583 / month
Current employer:	RJ Ackaway & Associates Inc	Debt-to-income ratio:	7.80%
Length of employment:	17 years 4 months	Location:	Dunwoody, GA

Home town:	Wilmington
Current & past employers:	RJ Ackaway & Associates Inc
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

Consolidate debt on 2 credit cards.

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1969	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,598.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 422987

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
422987	$8,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 422987. Member loan 422987 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Wentworth Management	Debt-to-income ratio:	24.43%
Length of employment:	6 years 6 months	Location:	Port Wentworth, GA

Home town:	Louisiana
Current & past employers:	Wentworth Management, Pulte Homes Inc., H&R Block, Del Webb, Banctec
Education:	University of Missouri-Columbia

This borrower member posted the following loan description, which has not been verified:

I am an IT administrator. The company that I work for is an age restricted Home Owners Asssociation/Community Management that has been in business for 10+ years. Need loan to pay off a Discover card with outrageous rates, and a dental bill.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1983	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,359.00	Public Records On File:	0
Revolving Line Utilization:	91.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 424108

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424108	$9,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424108. Member loan 424108 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	neiman marcus	Debt-to-income ratio:	18.60%
Length of employment:	11 years 8 months	Location:	DALLAS, TX

Home town:
Current & past employers:	neiman marcus
Education:

This borrower member posted the following loan description, which has not been verified:

I wanted to give this money to my daughter who is graduating college so she can pay off some of the expenses she accrued and also assist her in getting her life after college started.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	20
Revolving Credit Balance:	$16,225.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425612

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425612	$8,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425612. Member loan 425612 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,013 / month
Current employer:	Caesar's Palace	Debt-to-income ratio:	9.23%
Length of employment:	1 year 9 months	Location:	Las Vegas, NV

Home town:	Gray
Current & past employers:	Caesar's Palace, Mandalay Bay
Education:	Lycee Le Paraclet (3 year French culinary program)

This borrower member posted the following loan description, which has not been verified:

Financially stable couple investing in real estate with other family members. Thank you.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$364.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 425768

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425768	$15,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425768. Member loan 425768 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Bilingualsinc	Debt-to-income ratio:	14.51%
Length of employment:	1 year	Location:	YONKERS, NY

Home town:	Manhattan
Current & past employers:	Bilingualsinc
Education:	College of Mount Saint Vincent

This borrower member posted the following loan description, which has not been verified:

home improvement project repay in 36 months looking for low interest rate.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,786.00	Public Records On File:	1
Revolving Line Utilization:	48.60%	Months Since Last Record:	17
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 425921

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425921	$12,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425921. Member loan 425921 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Mikita Door and Window	Debt-to-income ratio:	11.21%
Length of employment:	5 years 10 months	Location:	CHANDLER, AZ

Home town:	North Babylon
Current & past employers:	Mikita Door and Window
Education:	Hofstra University

This borrower member posted the following loan description, which has not been verified:

I will use the money to pay off credit card amounts so that I will have one smaller monthly fee which I can afford and then pay that back monthly.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	14	Months Since Last Delinquency:	15
Revolving Credit Balance:	$8,568.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426062

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426062	$19,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426062. Member loan 426062 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,917 / month
Current employer:	n/a	Debt-to-income ratio:	20.70%
Length of employment:	n/a	Location:	San Antonio, TX

Home town:	Holland
Current & past employers:
Education:	Trinity University, Teachers College at Columbia University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my debt on 2 credit cards so that I can create a fixed payment schedule. My 3rd card has a fixed rate at 4% for the life of the balance and I have cut up all cards related to that account as well as plan to on these other two. In the last 24 months and went through a bad divorce which caused more spending than planned. I am trying to get back to a debt free life.

A credit bureau reported the following information about this borrower member on July 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	38	Months Since Last Delinquency:	5
Revolving Credit Balance:	$32,218.00	Public Records On File:	0
Revolving Line Utilization:	82.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 426188

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426188	$25,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426188. Member loan 426188 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	Red Clay School District	Debt-to-income ratio:	1.69%
Length of employment:	6 years 11 months	Location:	Newark, DE

Home town:	Jersey City
Current & past employers:	Red Clay School District, Speech clinic
Education:	Loyola College in Maryland

This borrower member posted the following loan description, which has not been verified:

I just want to do some improvements to my home.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	6
Revolving Credit Balance:	$3,073.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 426386

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426386	$15,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426386. Member loan 426386 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Capgemini	Debt-to-income ratio:	9.18%
Length of employment:	2 years 9 months	Location:	Delmont, PA

Home town:
Current & past employers:	Capgemini
Education:

This borrower member posted the following loan description, which has not been verified:

Drama Kids International is a franchised after school program for children 5 - 17 with an objective of building self-esteem, communication skills and confidence through the use of the dramatic arts. Currently there are nearly 140 franchisees operating in over 1,000 class locations serving in excess of 40,000 students worldwide. Of those franchises 42 are owned and operated in the United States with over 4,000 students currently enrolled. Drama Kids classes are oriented to three age groups, Lower Primary (5 - 8), Upper Primary (9 - 12), & Youth Theatre (13 - 17). In my first year of operation I will offer the Lower and Upper Primary classes five days a week. I expect to commence classes in September 2009. I expect to start the year with 5 locations holding 2 classes per day and 10 classes per week. I plan to develop the territory throughout the year and hope to end the year with 7 locations and 14 classes per week. Children attend the class one day per week at a location that is convenient to them. The market for after school programs and arts oriented programs is growing as a result of several factors including: the high percentage of two-income families that need productive places for their children to be after school, parents looking to give their children every advantage that they can afford and tight education budgets that cut arts and culture programs first. My primary marketing strategy will first focus on finding existing, sanctioned, and subsidized community after school programs that are looking for quality programming to add to their curriculum. Secondly, I will focus on setting up locations in communities that have a high concentration of children ages 5 - 17. And finally, there will be a strong emphasis on hiring outstanding, engaging, certified teachers with strong class management skills who will motivate the children and generate a level of excitement and word of mouth promotion to support a steady growth in enrollment. In support of the word of mouth endorsements I will be utilizing promotional items such as t-shirts, stickers and refrigerator magnets as giveaways to keep our name circulating in the market. I feel that I am qualified to run this franchise because of my extensive theater background. I have participated in over 50 shows in the last 30 years.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	40
Revolving Credit Balance:	$10,055.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426770

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426770	$20,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426770. Member loan 426770 was requested on July 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Nagem Medical	Debt-to-income ratio:	12.46%
Length of employment:	3 years 2 months	Location:	LAKE CHARLES, LA

Home town:	Lake Charles
Current & past employers:	Nagem Medical
Education:	Louisiana State University-System Office (LSU)

This borrower member posted the following loan description, which has not been verified:

I am reconsolidating debt. It most likely wont take me more than 2 years to repay the money. I just had a baby boy and i like keeping cash on me as that has always been very important to me in case of emergencies. I have great credit and make timely payments.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427276

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427276	$13,650	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427276. Member loan 427276 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Inland Real Estate	Debt-to-income ratio:	23.29%
Length of employment:	1 year 8 months	Location:	chicago, IL

Home town:
Current & past employers:	Inland Real Estate, Higgins Development Partners
Education:	Northeastern Illinois University, Baker College Center for Graduate Studies

This borrower member posted the following loan description, which has not been verified:

What I will payoff with the funds Citifinancial $9050 Chase $3050 Misc Other credit cards $1200 Lending Fee Estimate $350 Looking to consolidate bills with a better interest rate. I have been a homeowner for 7 years. I have never been a day late on my mortgage or car loans. I have been responsible with paying my debts on time, however my debt ratio has hurt my credit score. Obtaining this loan will open the possibility of being debt free sooner than later.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	22
Revolving Credit Balance:	$18,749.00	Public Records On File:	0
Revolving Line Utilization:	61.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 427324

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427324	$20,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427324. Member loan 427324 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Microsoft, Corporation	Debt-to-income ratio:	15.00%
Length of employment:	14 years	Location:	Seattle, WA

Home town:	La Grange
Current & past employers:	Microsoft, Corporation
Education:	Bethany Lutheran College - AA, University of Wisconsin-Stout - B.S. Psychology, University of Phoenix - MBA Technology Management

This borrower member posted the following loan description, which has not been verified:

Hello, I am a 40 year old single women who over the past year has accumuliated some credit card debt that I would very much like to conlidate. I have been employeed at the same company for 14 years and have a well paying job. I have approached the credit unions that I belong to over the past years and have always been put off and told they don't really help with these types of situations or just told no, but thanks for doing business with us. I find this very frustrating and dissappointing. While some may not think this is much debt, I find it overwheleming and uncomfortable, I would very much like to consolidate my debt so that I need only make one payment...and pay this off and then move to saving my money for retirement. Thanks for your time and consideration. Tracey

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	41	Months Since Last Delinquency:	4
Revolving Credit Balance:	$24,911.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427419

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427419	$7,750	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427419. Member loan 427419 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Dell Inc	Debt-to-income ratio:	17.54%
Length of employment:	4 years 2 months	Location:	Austin, TX

Home town:	Mejicanos
Current & past employers:	Dell Inc, Top Gun
Education:	Instituto nacional Nocturno Jose Damian Villacorta, Instituto Tecnologico Centroamericano, Instituto de ense??anzas tecnicas ENSETEC

This borrower member posted the following loan description, which has not been verified:

I need to pay credit card that are high in rates, so I can relieve some finantial pressure.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	26
Revolving Credit Balance:	$4,034.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427429

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427429	$24,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427429. Member loan 427429 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	Pathfinder Energy Services	Debt-to-income ratio:	12.14%
Length of employment:	18 years	Location:	LAFAYETTE, LA

Home town:	London
Current & past employers:	Pathfinder Energy Services
Education:	University of Glamorgan

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan to pay off the high interest balance on my Visa & MasterCard credit cards from Bank of America, Citi & Chase. Lending Club APR Interest is much better than the APR used by those credit cards.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$65,120.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427548

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427548	$12,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427548. Member loan 427548 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Childress County Sheriff's Office	Debt-to-income ratio:	23.05%
Length of employment:	5 years 8 months	Location:	Childress, TX

Home town:	Childress
Current & past employers:	Childress County Sheriff's Office, Texas Department of Criminal Justice
Education:	South Plains College

This borrower member posted the following loan description, which has not been verified:

Have alraedy been approved but had trouble with the internet getting it sent to you all. Thanks for all of your time and consideration.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	21
Revolving Credit Balance:	$8,856.00	Public Records On File:	1
Revolving Line Utilization:	28.20%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 427567

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427567	$13,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427567. Member loan 427567 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Google, Inc.	Debt-to-income ratio:	18.72%
Length of employment:	3 years 2 months	Location:	San Francisco, CA

Home town:	Sao Paulo
Current & past employers:	Google, Inc., Languages International, Inc.
Education:	University of Michigan

This borrower member posted the following loan description, which has not been verified:

Dear Sirs, Through the last 8 years, I have managed on my own to finish my Bachelo's degree at a top Big 10 University, move across the country and invest in a life revolving around a job position at one of the leading companies in the U.S., help my mother and brother through critical financial struggles, and attempt to live in the most expensive city in the U.S. with a level 3 salary. Although I would like to believe I am doing well, data driven facts make it hard to validate this feeling of accomplishment. I am a bit under my head and am turning to you for help. I feel that if I don't consolidate my debt and also get a little head start, I am bound to my current realities, impeding me from reaching the next level, achieving my goals, and gaining the confidence I need to start anew. I feel that wealth can be achieved by hard work, but luck is also a necessary factor. I feel incapable of running into the luck I hope for, due to the constraints of my current lifestyle, living conditions, and the effects those have on my confidence to succeed. I am writing with integrity, candor, and hope, awaiting your careful review and consideration. From my background and affiliations, you can be assured I am responsible and trustworthy. I am also involved with socioeconomic relations and entrepreneurship, and I am eager to be involved with the Lending Club Organization. All the Best, Rita

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,714.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427657

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427657	$1,200	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427657. Member loan 427657 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,222 / month
Current employer:	US Army	Debt-to-income ratio:	1.17%
Length of employment:	1 year 6 months	Location:	MILWAUKEE, WI

Home town:	Chicago
Current & past employers:	US Army
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

I looking for a personal loan...

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,676.00	Public Records On File:	0
Revolving Line Utilization:	83.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427721

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427721	$8,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427721. Member loan 427721 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Hospital de Clinicas Caracas	Debt-to-income ratio:	16.80%
Length of employment:	20 years	Location:	Rocky River, OH

Home town:	Tachira
Current & past employers:	Hospital de Clinicas Caracas
Education:

This borrower member posted the following loan description, which has not been verified:

My son is in his last year of Medical School and he needs some help with some of the unforeseen costs that incur along the way. These costs include travel for residency programs, travel for his board exams which are only given in 5 cities in the country, and cost for medical board exam preparations. He also had to repair his vehicle recently and this was an unexpected set back for him. I am hoping to help him out at this crucial time in his career development.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,590.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427746

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427746	$9,900	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427746. Member loan 427746 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,442 / month
Current employer:	Hewitt Associates	Debt-to-income ratio:	18.19%
Length of employment:	4 years 5 months	Location:	KISSIMMEE, FL

Home town:	Winter Park
Current & past employers:	Hewitt Associates, Best Buy Co. Inc.
Education:	University of Central Florida, Florida State University

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my outstanding debts into one easier to make payment and lower my bills My credit score is good and all of my accounts have been and still are in good standing - my income supports making the monthly payments as I currently make 220% of my monthly recurring bills on a regular basis.

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,737.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427810

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427810	$21,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427810. Member loan 427810 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Bank of America Corp.	Debt-to-income ratio:	13.38%
Length of employment:	6 months	Location:	Dublin, CA

Home town:	Hayward
Current & past employers:	Bank of America Corp., ELOAN, Inc, Banco Popular, PeopleSoft, Fatbrain.com
Education:	Heald College at Hayward

This borrower member posted the following loan description, which has not been verified:

I'm writing to you as my last hope for a short term loan. I've tried the traditional way of lending but the banks are tight with their money and won't give me a personal loan. Last year I was hospitalized with a severe case of diverticulitis. It's an intestinal disorder and I had to have surgery to remove a foot of my intestine and I was unable to work for 6 months of the year while in recovery. Most of my savings was depleted during this time. On top of all this, when I returned to work in November I was notified the company I worked at for 7 years was closing effective December 31st, 2008. In January of 2009 I found a new job working for Bank of America. I'm currently employed with Bank of America, but my past bills have overwhelmed me and I'm having trouble keeping up. This $17,000 would help me get out of debt and move my life back in the right direction. I recently moved into my brothers home with an agreement I won't have to pay any rent for 1 year. I plan on paying back this loan within 12 months if not sooner and it's a top priority of mine. I've been financially stable my entire life until this unexpected turn of events. I'm a firm believer in "paying it forward" and once I'm able to get back on my feet and save some money I plan on using this website to help others in similar situations like mine. This $17,000 would put me in a position to change my life and help others change their lives as well in the future. I have a full time job and work 40 hours per week. My health has returned and I'm fully functional with no issues at this time. I have a detailed plan and by moving in with my brother and saving the $1,700 per month I was paying in rent/utilities I should be able to pay this loan back very fast. Sometimes life throws curveballs at you and you need to adjust and make changes otherwise you'll end up striking out. I'm making the changes now, but need some short term assistance to get me over the hump. Thank you in advance for any help you can assist me with. It's greatly appreciated and I will be forever grateful there are good people with good intentions in our world today.

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	15	Months Since Last Delinquency:	22
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427825

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427825	$9,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427825. Member loan 427825 was requested on July 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$22,917 / month
Current employer:	Paramount Capital Corporation	Debt-to-income ratio:	20.93%
Length of employment:	20 years	Location:	San Francisco, CA

Home town:	Highland Park
Current & past employers:	Paramount Capital Corporation, Rochdale Investment Management
Education:	Southern Illinois University-Carbondale, DePaul University, Harvard Business School

This borrower member posted the following loan description, which has not been verified:

Loan to repay some credit card debt and expand my business.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1979	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$173,334.00	Public Records On File:	0
Revolving Line Utilization:	87.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 427875

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427875	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427875. Member loan 427875 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,083 / month
Current employer:	Mainstay Business Solutions	Debt-to-income ratio:	0.00%
Length of employment:	2 months	Location:	Bakersfield, CA

Home town:	Bakersfield
Current & past employers:	Mainstay Business Solutions, Boys and Girls Club of America
Education:	Avila University

This borrower member posted the following loan description, which has not been verified:

Need this loan to finish my last year of college and graduate. Will be able to pay this off relatively easy.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 427959

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427959	$8,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427959. Member loan 427959 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Freelance	Debt-to-income ratio:	5.00%
Length of employment:	1 year	Location:	SAN FRANCISCO, CA

Home town:	Puerto Rico
Current & past employers:	Freelance, Visual Prophecy Productions
Education:	The Art Institute of Fort Lauderdale Inc.

This borrower member posted the following loan description, which has not been verified:

To whom it may concern, My name is Karla Ortiz and I am currently enrolled in a private art school in San Francisco. I have been attending this school for a year now, but I still have another year to go. The first year was built upon savings, and a lot of freelance work. I wish to ask for a loan so I may continue with my studies and become a true master of my craft. I believe I would make an excellent candidate as I my freelance work provides me with constant flow of money and I can always rely on the support of my mother ( my co-signer) whom is a professional and a director of her own wardrobe department at a television chain called Venevision. I will make the payments without any strain or delay, with both of our incomes combined. I hope this was enough information, so many thanks in advanced,' Karla Ortiz.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,268.00	Public Records On File:	0
Revolving Line Utilization:	73.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427979

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427979	$10,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427979. Member loan 427979 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Sovereign Bank	Debt-to-income ratio:	15.47%
Length of employment:	1 year 5 months	Location:	medford, MA

Home town:	Virginia Beach
Current & past employers:	Sovereign Bank, Wachovia Bank
Education:	Central Florida Community College

This borrower member posted the following loan description, which has not been verified:

While starting out in the professional world at 18, I began receiving credit card offers left and right claiming 0.00% - 8.25% interest rates. These rates and the idea of "building credit" looked so attractive that I took the bait; HOOK, LINE, AND SINKER! As you can see, those credit card rates rose; but not before my balance did. I am a 24 year old female working at Sovereign Bank as a Small Business Banker. My base salary is 46,000.00 annually. I have never been late on ANY bill, ever, and have been out on my own since I was 18. I have been very disciplined when it comes to my finances, the only mistake I have made is choosing the credit cards with high interest rates and digging a financial hole for myself. I'm ready to get out of it, but I need your help: Assuming minimum payments: 256.00 but who wants to just pay interest? Monthly net income: $2700.00 Monthly expenses: Housing: $ 0 - live with fiance Insurance: $ 100.00 (geico car ins premium) Car expenses: $ 174.00 Utilities: $250 Credit cards and other loans: zero, excluding proposed loan

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,351.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427989

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427989	$8,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427989. Member loan 427989 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Open Access, Inc.	Debt-to-income ratio:	7.00%
Length of employment:	1 year	Location:	East Northport, NY

Home town:	Syosset
Current & past employers:	Open Access, Inc.
Education:	Commack High School, Wilson Technical School, Suffolk Community College

This borrower member posted the following loan description, which has not been verified:

I will be using this money to pay off 2 Credit Cards that have Adjustable Interest Rates. I want a fixed schedule on reducing my debt. Thats why I am looking for a Loan. I have worked full time since I have been out of High School and never been late paying any debts. Credit Cards or Vehicle Loans. I currently work for a Utility Company which is not really affected by the recession. I have a strong ability to repay my debts.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,867.00	Public Records On File:	0
Revolving Line Utilization:	57.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 428096

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428096	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428096. Member loan 428096 was requested on July 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	n/a	Debt-to-income ratio:	8.32%
Length of employment:	n/a	Location:	Blue Bell, PA

Home town:
Current & past employers:
Education:	Arcadia University

This borrower member posted the following loan description, which has not been verified:

Young professional who needs to pay down debt acquired from college.

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,572.00	Public Records On File:	0
Revolving Line Utilization:	76.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 428105

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428105	$20,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428105. Member loan 428105 was requested on July 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	BMC Software	Debt-to-income ratio:	16.77%
Length of employment:	10 years	Location:	Richmond, TX

Home town:	Richmond
Current & past employers:	BMC Software, Tandem Comuputers, Europe Inc.
Education:	Microsoft Certified System Engineer

This borrower member posted the following loan description, which has not been verified:

I'd like to consolidate my CC's and get a lower interest rate to pay off my loan much faster.

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,799.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 428106

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428106	$25,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428106. Member loan 428106 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	DELTA FUNDING GROUP	Debt-to-income ratio:	10.45%
Length of employment:	5 years 2 months	Location:	CHANTILLY, VA

Home town:
Current & past employers:	DELTA FUNDING GROUP, VISIONS FINANCIAL GROUP, INC
Education:	Virginia Commonwealth University

This borrower member posted the following loan description, which has not been verified:

None

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$82,954.00	Public Records On File:	0
Revolving Line Utilization:	58.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 428109

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428109	$9,600	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428109. Member loan 428109 was requested on July 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	n/a	Debt-to-income ratio:	24.27%
Length of employment:	5 years	Location:	Lakeland, FL

Home town:	Manchester
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to fund a refinancing of a portion of my debt, that being the portion with the higher interest rates. This loan will allow me to better manage the debt that I have, providing the opportunity to repay the debt in a shorter period of time.

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	28
Revolving Credit Balance:	$121,352.00	Public Records On File:	0
Revolving Line Utilization:	94.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 428121

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428121	$8,400	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428121. Member loan 428121 was requested on July 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,750 / month
Current employer:	City College of San Francisco	Debt-to-income ratio:	0.39%
Length of employment:	5 years 6 months	Location:	San ANselmo, CA

Home town:	Hammond
Current & past employers:	City College of San Francisco
Education:	Northwestern University

This borrower member posted the following loan description, which has not been verified:

I purchased a house; "the worst house in the best neighborhood". It looks like the Brady Bunch house. I'd like to immediately remodel the kitchen and two bathrooms. Believe it or not all three rooms are carpeted (yes wall-to-wall carpeting in the kitchen and bathrooms)!! I am a college dean with an excellent income and I am a prudent user of credit. I thank you all for your consideration.

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	50
Revolving Credit Balance:	$5,714.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 428142

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428142	$12,600	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428142. Member loan 428142 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	deborah Boykin	Debt-to-income ratio:	15.70%
Length of employment:	8 years 6 months	Location:	Buna, TX

Home town:	Baggs
Current & past employers:	deborah Boykin, 44 Lumber
Education:	National College of Business in Rapid City SD

This borrower member posted the following loan description, which has not been verified:

Home Improvement loan

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,091.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 428175

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428175	$10,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428175. Member loan 428175 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,292 / month
Current employer:	astons marble and granite	Debt-to-income ratio:	23.49%
Length of employment:	3 years 1 month	Location:	CORPUS CHRISTI, TX

Home town:	Freer
Current & past employers:	astons marble and granite, Brinker International (chili's)
Education:	Texas A & M University at Kingsville

This borrower member posted the following loan description, which has not been verified:

Hello, My name is Rolando Lerma Jr. and I am in need of financial assistance. I plan on using the money to pay off a high interest credit card. I used my credit card to purchase many of my school supplies I needed for college, and to move after I graduated. I am currently employed full time, and have been with the same company for over 3 years. Before that I have held a full time job since I was in high school. I have tried paying down my credit card, but the interest rate basically nulls my payment, and it seem like I am getting nowhere on reducing my bill. I have always paid my bills, and I know I have good credit. I need help because I do not want to be trying to pay off my credit card 10 years from now, I would much rather get it done sooner. I have never defaulted on a loan and am in good standings with my bank. I would like to thank you for taking the time to review my application. If you do decide to approve me I thank you in advance and I guarantee I will not default and I will make my payments. Please help me. Thank you, Roland Lerma Jr

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,709.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 428186

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428186	$10,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428186. Member loan 428186 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,333 / month
Current employer:	St Joseph Care Center	Debt-to-income ratio:	1.84%
Length of employment:	9 years	Location:	Spokane, WA

Home town:	Reno
Current & past employers:	St Joseph Care Center, St Lukes
Education:	Soule University, Seattle Pacific University

This borrower member posted the following loan description, which has not been verified:

The use of funds is to provide sufficient capital to achieve the company's vision. We are a Nevada corporation in good standing as of 5/6/09. The purpose of incorporating our activity was to provide liability & asset protection, while incurring the lowest level of tax possible in the least amount of formality required. We are currently four stockholders only. Our intention is to have no more than eight so as to maintain the integrity of our purpose to secure retirement and on going income for all stockholders. We, the principals, are two women in the nursing profession, one retired and one close to retirement, with excellent credit, who own currently 80% of NorthStar Associates, Inc. The remainder 20% is currently held by our management consultant and his assistant equally. Total contribution for start up was $39,764. There is no desire or need to develop any type of large staff or employment force nor any type of service company to the public at large. The stockholders who are to be added will be receiving income as well and we expect to always be ready to buy back anyone's stock every six months. Therefore we have a very serious committment to our goal. Our primary activity is to trade the markets daily through the use of both equity and index options and swing trading of various well known equities. Our management consultant has 25 years of experience and having developed through technical analysis and appropriate software, a methodology that is consistent and accurate enough to have achieved an excellent performance history averaging 12% per month over the past 11 years. Borrowing funds now will allow us to hit income targets much earlier than would otherwise be possible.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,574.00	Public Records On File:	0
Revolving Line Utilization:	10.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 428231

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428231	$16,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428231. Member loan 428231 was requested on July 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Dept. of Economic Development	Debt-to-income ratio:	17.00%
Length of employment:	5 years 2 months	Location:	HOLTS SUMMIT, MO

Home town:
Current & past employers:	Dept. of Economic Development, Market Facts
Education:	SMS

This borrower member posted the following loan description, which has not been verified:

I want to pay off credit card debts due to a variable APR rate. To get rid of debt, I need a fixed interest rate and time frame of payment, so that I know for sure 1. certain amount I have to pay each month and 2. certain period of time for payment to get rid of it. This is the wise choice eventhough I put a good amount every month for my retirement but it's not worth if I still have debt. So, all the money borrowed will go directly to my credit card issuers, so that I don't have to worry about variable payment. I would also like you to deduce money from my account automatically every month. That way, I don't have to mess or deal with signing up on line and transferring money to your account or writing a check. Thanks,

A credit bureau reported the following information about this borrower member on July 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,850.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 428292

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428292	$8,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428292. Member loan 428292 was requested on July 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Original Media	Debt-to-income ratio:	4.46%
Length of employment:	3 years	Location:	New York, NY

Home town:	New York
Current & past employers:	Original Media
Education:	Indiana University-Bloomington

This borrower member posted the following loan description, which has not been verified:

I would like to take a loan for several reasons. Recently my father passed abruptly and now i am finding on myself on my own. I have inherited his new york city apartment so the loan would just be temporary until I can sell his estate.

A credit bureau reported the following information about this borrower member on July 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,824.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 428300

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428300	$13,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428300. Member loan 428300 was requested on July 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Dentsply	Debt-to-income ratio:	15.31%
Length of employment:	19 years	Location:	DOVER, PA

Home town:	York
Current & past employers:	Dentsply
Education:	Pennsylvania State University-Penn State Beaver

This borrower member posted the following loan description, which has not been verified:

An addition is being built onto my house. I want to have my siding and shingles match the new portion but I can not get a home equity loan until the addition is complete. This loan will be rolled into a new mortgage loan once the construction is complete and my local bank moves the construction loan into a traditional mortgage.

A credit bureau reported the following information about this borrower member on July 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	59
Revolving Credit Balance:	$957.00	Public Records On File:	0
Revolving Line Utilization:	16.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 428308

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428308	$20,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428308. Member loan 428308 was requested on July 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Genisys Credit Union	Debt-to-income ratio:	12.15%
Length of employment:	11 years 1 month	Location:	CLARKSTON, MI

Home town:
Current & past employers:	Genisys Credit Union, Genisys Credit Union
Education:	Macomb community college

This borrower member posted the following loan description, which has not been verified:

I am not late or behind on any payments. I want to consoildate payments. Currently monthly payments all together 1073.00 for 6 different debts. with the 3 year 20000.00 loan my monthly payment goes down 657.00 and my debt will be paid off in 3 years. thank you in advance for your consideration

A credit bureau reported the following information about this borrower member on July 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,948.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 428324

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428324	$14,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428324. Member loan 428324 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,083 / month
Current employer:	UCSF Medical Center	Debt-to-income ratio:	8.88%
Length of employment:	3 years 6 months	Location:	Larkspur, CA

Home town:	Newcastle
Current & past employers:	UCSF Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

To pay off debts incurred whilst residing in the UK

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,424.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 428387

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428387	$4,200	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428387. Member loan 428387 was requested on July 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,321 / month
Current employer:	Abraxas I	Debt-to-income ratio:	10.21%
Length of employment:	1 month	Location:	BROOKVILLE, PA

Home town:	Beale Afb
Current & past employers:	Abraxas I, The ARC of Clarion
Education:	Clarion University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I worked at my last job for over 4 years and just was hired at my new job for a better salary.

A credit bureau reported the following information about this borrower member on July 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	39
Revolving Credit Balance:	$4,002.00	Public Records On File:	0
Revolving Line Utilization:	61.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 428414

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428414	$10,200	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428414. Member loan 428414 was requested on July 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,600 / month
Current employer:	albross corp	Debt-to-income ratio:	9.45%
Length of employment:	12 years 8 months	Location:	sunny isles, FL

Home town:	Miami Beach
Current & past employers:	albross corp
Education:	Florida Career Institute Inc.

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my credit card debt in order to pay them off more quickly at a lower interest rate.

A credit bureau reported the following information about this borrower member on July 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,384.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 428451

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428451	$8,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428451. Member loan 428451 was requested on July 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,782 / month
Current employer:	Siemens / Morgan	Debt-to-income ratio:	22.05%
Length of employment:	8 years 6 months	Location:	Spencer, MA

Home town:	Worcester
Current & past employers:	Siemens / Morgan, Cincinnati Milacron/Heald Machine Division
Education:

This borrower member posted the following loan description, which has not been verified:

My wife and I have seven credit cards with interest rates from 13.99 to 21.98%. Some of these cards were lower rates and the credit card companies just raised the rates for no reason at all, and lowered our credit line to make it look like we are maxed out. I pay them on time. I would use the money to pay them off in full. I work in manufacturing and have been in this field for over 36 years. I have been only at my current employer for 8.5 years but plan on staying until I retire. They were bought out by a large company last year, (Siemens Corp.) who is a huge diversified company with financial stability. I also work at Sam's club part time and have been doing this for almost two years. My wife works at Umass Memorial Hospice as a Receptionist/Switchboard operator. She has been in this position for 2.5 years, but in this field for over 20 years.

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	59
Revolving Credit Balance:	$33,321.00	Public Records On File:	0
Revolving Line Utilization:	83.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 428462

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428462	$17,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428462. Member loan 428462 was requested on July 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,167 / month
Current employer:	Sears Holdings Corporation	Debt-to-income ratio:	7.80%
Length of employment:	10 years 7 months	Location:	COLUMBUS, OH

Home town:	Portsmouth
Current & past employers:	Sears Holdings Corporation, PRIORITY DELIVERY SERVICE
Education:	Ohio State University-Newark Campus

This borrower member posted the following loan description, which has not been verified:

I AM SEEKING A LOAN TO PAY FOR MY OWN WEDDING AND ALSO A HONEYMOON. I HAVE BEEN EMPLOYED FOR 10 1/2 YEARS AT THE SAME COMPANY. I MAKE ABOUT $26000 PLUS A YEAR. I ALSO HAVE A RENTAL PROPERTY THAT BRINGS IN ABOUT $6900 PER YEAR. IN ADDITION TO THIS THE SPOUSE TO BE HAS AN INCOME THAT WILL BASICALLY DOUBLE MY YEARLY EARNINGS NOT COUNTING THE RENTAL PROPERTY. THIS MEANS I SHOULD HAVE MORE THAN ADEQUATE MEANS TO REPAY THE LOAN. THIS IS A VERY IMPORTANT EVENT FOR ME AND THAT IS WHY I AM SEEKING HELP IN THIS MATTER. I APPRECIATE ALL THAT YOU CAN DO FOR ME IN SEEING THAT THIS DREAM LOAN IS TAKEN CARE OF QUICKLY. SINCERELY GARY COCKRELL.

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1973	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$77,929.00	Public Records On File:	0
Revolving Line Utilization:	8.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 428481

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428481	$16,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428481. Member loan 428481 was requested on July 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Self Employed	Debt-to-income ratio:	18.05%
Length of employment:	10 years 3 months	Location:	Cedar Park, TX

Home town:
Current & past employers:	Self Employed
Education:

This borrower member posted the following loan description, which has not been verified:

My payment history with my credit cards has been good, yet the banks are raising the rates. I am looking to close my card accounts, with a loan from Lending Club. I would rather pay individuals rather than a bank. My income is stable - I would just like better interests rates to help me pay debt off faster - and plan to stay out of debt as it relates to credit cards.

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	33
Revolving Credit Balance:	$17,813.00	Public Records On File:	1
Revolving Line Utilization:	80.20%	Months Since Last Record:	96
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 428482

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428482	$12,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428482. Member loan 428482 was requested on July 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Boeing Company	Debt-to-income ratio:	8.51%
Length of employment:	2 years 5 months	Location:	Seattle, WA

Home town:	Flagstaff
Current & past employers:	Boeing Company, Vergith Coatings Inc, DS Purcell
Education:	Northern Arizona University, South Seattle Community College

This borrower member posted the following loan description, which has not been verified:

My wife and I are trying to get rid of our high interest credit cards and make paying easier by having one payment. We currently live in the house we plan to buy (we're under contract to buy it in the next 3 years) so we want to get our credit scores up by getting our debt ratio down. This will help us get a better interest rate on the home loan later on.

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	28
Revolving Credit Balance:	$7,494.00	Public Records On File:	0
Revolving Line Utilization:	94.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 428528

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428528	$6,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428528. Member loan 428528 was requested on July 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,583 / month
Current employer:	estudillo produce	Debt-to-income ratio:	12.32%
Length of employment:	4 years 1 month	Location:	HAYWARD, CA

Home town:	phoenix
Current & past employers:	estudillo produce, Mervyns
Education:	California State University East Bay

This borrower member posted the following loan description, which has not been verified:

Hi, I am a student who is trying to pay for school by herself. I have so far not had to take any loans out for school because I have been working and making monthly payments. But now I have had to cut back on my work hours while school fees are being raised. I want a little more freedom to pay my school fees without having to sacrifice things like eating! I am currently paying almost $450 just to school. If I get a loan I am planning to pay a good amount each month to get it paid off as quickly as possible. I am a young responsible, working, student who is just trying to find a little breathing room so I can finish my education.

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	41
Revolving Credit Balance:	$5,825.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 428539

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428539	$18,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428539. Member loan 428539 was requested on July 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Matrix Service	Debt-to-income ratio:	13.82%
Length of employment:	6 years	Location:	MORTON, PA

Home town:	Bryn Mawr
Current & past employers:	Matrix Service, Thrift Drug
Education:	Strayer University

This borrower member posted the following loan description, which has not been verified:

I would like to take out a loan for 15,000 to consolidate my credit cards and a few other bills into one monthly payment. I want to do this to help pay off faster and to help better my credit score.

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,611.00	Public Records On File:	0
Revolving Line Utilization:	93.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 428551

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428551	$16,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428551. Member loan 428551 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,421 / month
Current employer:	Qwest Communications	Debt-to-income ratio:	18.34%
Length of employment:	1 year	Location:	Maricopa, AZ

Home town:	Coos Bay
Current & past employers:	Qwest Communications
Education:	Oregon State University

This borrower member posted the following loan description, which has not been verified:

Hello! My husband of 11 years and I, are hoping to build a pool in our backyard to enjoy with friends and our two children in this warm climate. Two years ago, we moved to Arizona from Washington state with a new job, and we love it! We purchased a home and decided to stay, but now wish we had purchased a home with a pool--something usually secured by your property--and those loans are now few and far between. We are slightly upside down on our home, so selling and repurchasing a home with a pool isn't a great option for us right now. We have researched several pool builders and have narrowed it down to two. We would love to take advantage of the end of summer pool discounts offered by pool builders, as we are approaching the slow time of year for new pool builds. Our current household income is roughly $120,000. Approximately $7000 is my part time job working at our children's school, and the remainder is my husband's income working for a major telephone service provider. We are honest, hardworking, taxpaying idividuals who are more than willing to work hard to get ahead. We currently contribute more than 15% of our income into our retirement accounts, give to charity on a regular basis and have money set aside for emergencies. We are trustworthy and receive commendations at both our places of employment all of the time--we are nice people who need to cool off in the summer!

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	25
Revolving Credit Balance:	$10,196.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 428601

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428601	$14,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428601. Member loan 428601 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,750 / month
Current employer:	EPS	Debt-to-income ratio:	6.02%
Length of employment:	8 years 6 months	Location:	Youngsville, LA

Home town:	New Orleans
Current & past employers:	EPS, DC International
Education:	University of Louisiana at Lafayette

This borrower member posted the following loan description, which has not been verified:

I am a Performance/Logistics Engineer contracted to a major oil company in the Gulf of Mexico. I have done this job for the last 8.5 years (6.5 years with one company & 2 years with another). Over the last 8.5 years I have found many opportunities for improvement in shipping, tracking, handling, processing & a way to ensure Quality Control over the Vendors billing. Over the years as technology has progressed I have found that the oil companies still rely too much on personnel to track these said items & vendors to be honest about the return dates of quite high dollar items. This has been & can be a costly mistake which I know being an insider to the industry that I can capitalize on. I???m looking for funds to turn my Logistics Concept that I have been working on over the last 4 years into a reality. I have found a programmer that is willing to take on the project & between this loan requested & my 401k I could turn this slowed economy into the perfect platform for the sale of my product. The company that I am contracted to at this time is looking for just this type of program. I make a great salary/ 117k reportable last year. I am in a 5 year contract on a Deepwater project & have the work history & stability to offer someone a great investment. Thank you for reading over my loan request.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,755.00	Public Records On File:	0
Revolving Line Utilization:	90.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 428641

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428641	$12,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428641. Member loan 428641 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Vanderpools Auto Refinishing	Debt-to-income ratio:	12.12%
Length of employment:	13 years 6 months	Location:	Tucson, AZ

Home town:	Goleta
Current & past employers:	Vanderpools Auto Refinishing, Learjet
Education:	Embry Riddle Aeronautical University at Prescott, Pima Community College

This borrower member posted the following loan description, which has not been verified:

This loan is to do a home office and consolidate debt

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,145.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 428673

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428673	$7,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428673. Member loan 428673 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	The Pizza Kitchen LLC	Debt-to-income ratio:	6.64%
Length of employment:	5 years	Location:	TRENTON, NJ

Home town:
Current & past employers:	The Pizza Kitchen LLC
Education:	Mercer County Community College

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate high interest credit card rates into 1 lower payment. I have a very good credit history and I'm looking to capitalize on it by obtaining a loan and lowering the interest on debts from the past, therefore giving me a brighter future.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	37
Revolving Credit Balance:	$11,391.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 428803

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428803	$7,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428803. Member loan 428803 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,733 / month
Current employer:	n/a	Debt-to-income ratio:	14.08%
Length of employment:	n/a	Location:	Bloomfield, NJ

Home town:	Bloomifled
Current & past employers:	Emerson
Education:	Rutgers University at Newark

This borrower member posted the following loan description, which has not been verified:

First let me introduce my business, we are Searchlight Comics based out of NJ. We are at the moment an internet only based company. We specialize in new and old comic books and new and old toys. We are a powerseller on ebay and a featured seller on Amazon. Our goal is to offer a wide selection of products at competitive prices. We are always on time with our bill payments and we have never been behind on any of them. We would like to consolidate 2 credit cards that have about $10,000 worth of debt. Most of the debt was accrued through expansion of the business by getting the necessary items to setup our warehouse. Also during the end of last year we needed to hire a team of workers to get our comic book library in order. This expended a lot of our working capital. But now we are getting bogged down with high interest rates. We also would like to purchase more inventories to be able to compete with the larger comic book and toy sellers. At the moment we have 60,000 comic books that we would like to expand to 200,000 and we have about 600 toys that we would like to expand to 2,000 to 3,000. If you have any further questions please feel free to ask.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,760.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 428806

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428806	$15,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428806. Member loan 428806 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,417 / month
Current employer:	Calyon Securities	Debt-to-income ratio:	6.79%
Length of employment:	1 year 6 months	Location:	Long Island City, NY

Home town:	Flushing
Current & past employers:	Calyon Securities
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to refinance my current credit card debt at a lower rate. I am a twenty three year old working as a trader at a major bank. My current salary is 65k a year plus year end bonus. The only other debt I have besides this is a federal student loan for $10,000. I have been on time with all my payments for my student loan and credit cards. Most of this debt was accumulated during my college years paying for daily expenses and student expenses such as books. According to my schedule, I will pay this credit card debt off in about one year. Attaining a loan and saving a few hundred basis points would be a more convenient plan if possible.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,314.00	Public Records On File:	0
Revolving Line Utilization:	87.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 428826

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428826	$25,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428826. Member loan 428826 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,417 / month
Current employer:	Johnson & Johnson	Debt-to-income ratio:	17.93%
Length of employment:	12 years 1 month	Location:	Flemington, NJ

Home town:	Pittsburgh
Current & past employers:	Johnson & Johnson
Education:	Duquesne University, Xavier University

This borrower member posted the following loan description, which has not been verified:

I am looking for $25k unsecured to simply consolidate some very high interest rate credit card debt that I accumulated recently. I am being charged 20%+ interest. I am a sales executive for a Fortune 50 company and will have this repaid in less than 12 months. Please check my credit report - I have spotless payment history - never missed, never late. I just have too much credit which lowers my credit score. I would appreciate any assistance between $10k and $25k unsecured to avoid this very high interest that I'm paying. Thank you.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$181,638.00	Public Records On File:	0
Revolving Line Utilization:	70.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 428839

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428839	$21,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428839. Member loan 428839 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	US Govt	Debt-to-income ratio:	8.23%
Length of employment:	22 years	Location:	Forest Park, IL

Home town:	Memphis
Current & past employers:	US Govt
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

I would like to pay off all my bill with one low monthly payment. I am currently employed full time with the Federal Govt for over 22 years. I would like to have all of my bills paid for before I retire in 8 years.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1980	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,956.00	Public Records On File:	1
Revolving Line Utilization:	71.10%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 428879

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428879	$7,500	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428879. Member loan 428879 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,992 / month
Current employer:	Service Experts, Inc	Debt-to-income ratio:	13.23%
Length of employment:	1 year 9 months	Location:	Brighton, CO

Home town:	Brighton
Current & past employers:	Service Experts, Inc
Education:	University of Colorado at Denver and Health Sciences Center

This borrower member posted the following loan description, which has not been verified:

I am applying for a loan which I will use to consolidate my debt into one monthly payment, which will reduce my debt-ratio and improve my credit score as well. I am looking forward to paying off my credit cards, and possible cancelling a few of the newer ones. I read that a fixed loan is better on my credit score than many revolving credit cards. My goal is to pay off my debt, with a fixed loan I will see the progress in paying off the loan, and improving my credit score. I understand that bettering my score and paying off debt will help me in the future when I want to purchase my home, or my vehicle. I am a reliable candidate for the loan, I have been working on paying off my smaller credit cards and have done so, it is the larger ones that are difficult to make progress on, because of the larger interest rate. I always pay my bills every month, and have the means to do so, I am a very responsible person which makes me a good candidate for a loan. I feel a loan will greatly help and will be easier for me to pay, and make larger payments and hopefully pay it off sooner.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	33
Revolving Credit Balance:	$8,815.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 428880

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428880	$1,400	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428880. Member loan 428880 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$407 / month
Current employer:	public partnership	Debt-to-income ratio:	17.68%
Length of employment:	6 months	Location:	washington, DC

Home town:	Jacksonville
Current & past employers:	public partnership, Medicare Payment Advisory Commission
Education:	University of Mary Washington

This borrower member posted the following loan description, which has not been verified:

This is paying for a trip I am taking to Europe

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 428884

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428884	$4,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428884. Member loan 428884 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	4.28%
Length of employment:	n/a	Location:	Redford, MI

Home town:	Detroit
Current & past employers:	Quicken Loans Inc., Michigan State University
Education:	Michigan State University, Michigan College of Beauty, Lansing Community College

This borrower member posted the following loan description, which has not been verified:

I am seeking financing for continuing education in cosmetic laser procedures, at this time I am unable to secure financing in the form of a student loan because the schooling is less than part time, and other lenders have tightened up on student loan lending. I am able to payback the majority of this loan less than 6 mos from the time I complete training.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1986	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	64
Revolving Credit Balance:	$2,049.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 428885

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428885	$10,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428885. Member loan 428885 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Adorno and Yoss LLP	Debt-to-income ratio:	18.31%
Length of employment:	1 year	Location:	WEST PALM BEACH, FL

Home town:	Boynton Beach
Current & past employers:	Adorno and Yoss LLP, Circuit City Stores
Education:	Florida Atlantic University, Nova Southeastern University

This borrower member posted the following loan description, which has not been verified:

This is a loan to consolidate and pay off my credit cards.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	46
Revolving Credit Balance:	$16,528.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 428899

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428899	$18,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428899. Member loan 428899 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,500 / month
Current employer:	Merced Union High School District	Debt-to-income ratio:	16.42%
Length of employment:	16 years	Location:	ATWATER, CA

Home town:	Merced
Current & past employers:	Merced Union High School District
Education:	Biola University, California State University-Stanislaus (CSU Stanislaus)

This borrower member posted the following loan description, which has not been verified:

I have a good solid job and very low living expenses. I want to put my credit card debt into a 3 year fixed loan and then cut up the cards and be debt free in 3 years.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	71
Revolving Credit Balance:	$11,318.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 428922

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428922	$12,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428922. Member loan 428922 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,667 / month
Current employer:	self	Debt-to-income ratio:	6.00%
Length of employment:	18 years 2 months	Location:	Manteca, CA

Home town:	Stockton
Current & past employers:	self
Education:	California State University-Sacramento (CSUS)

This borrower member posted the following loan description, which has not been verified:

With a sitting president happy to see the dollar fall off of the map as the world currency, gold will hold it's value world wide and increase over time. Only 5 percent of the world's gold has been recovered. The Mother Lode of California is still one of the most coveted areas for gold recovery in the world. I am continually identifying, contacting, negotiating and establishing relationships with property owners to prospect for gold on their property. This is a very tough nut to crack but am developing an approach where the owner is allowing us to come on their property. There are many gold bearing areas on BLM Land and National Forest Property where "Dummy Locators" and other unethical claimants are staking claims to hoard the land where gold may be. These claims can be (and I am in the process of doing this)contested and shifted away from these cheaters. It is one thing to get a place to look for gold, it is another thing to have the physical ability to dig it out. I am a farm boy and will tell you that few can stay up with me in work situations that require extreme manual labor. I will work no less then 40 hours per week in the field. In this particular undertaking the aforementioned a very important point to make. Funding is needed for legal assistance, equipment like rock crusher, shaker table and other related items. I have a small shop in Murphy's now, and should be able to stay there. Will also need other logistical equipment and possibly some insurance for the private land owners. I have over 30k available in credit card financing but don't want to go there again. I owe just over 3k on a Discover card at this moment and over the past several months gone through 9k putting this together. Will pay lender back if so desired in gold which is way better then cash. Will divulge entire approach to qualified lender that will sign a notarized NDA. Prefer someone in Nor Cal that would like to meet face to face. Thank-You for your time.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,016.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 428954

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428954	$8,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428954. Member loan 428954 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,075 / month
Current employer:	US Geological Survey	Debt-to-income ratio:	6.21%
Length of employment:	3 years 6 months	Location:	ATLANTA, GA

Home town:	Peachtree City
Current & past employers:	US Geological Survey
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

Purpose: I am trying to get the extra money for the engagement ring my girlfriend really wants. We happened to come across the perfect ring when we were not particularly looking for it that day and do not want to pass it up if possible. Self: I have a secure federal government job with steady pay increases at least once every year. I have a good credit score with no delinquencies or late payments. The only other loan I am currently carrying is a student loan with a monthly payment of only $50. I own my car and rent an apartment with a roommate. Thank you.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,883.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 428987

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428987	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428987. Member loan 428987 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	AJ Jersey Inc	Debt-to-income ratio:	17.12%
Length of employment:	8 years	Location:	UNION, NJ

Home town:	Elizabeth
Current & past employers:	AJ Jersey Inc, Raymond of New Jersey
Education:

This borrower member posted the following loan description, which has not been verified:

This loan is to consolidate all my major credit debt.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	39
Revolving Credit Balance:	$15,524.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429010

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429010	$11,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429010. Member loan 429010 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Cast and Crew	Debt-to-income ratio:	7.62%
Length of employment:	2 years	Location:	STUDIO CITY, CA

Home town:	Hemet
Current & past employers:	Cast and Crew
Education:	University of California-San Diego (UCSD)

This borrower member posted the following loan description, which has not been verified:

Hello, I am hoping for assistance to consolidate my debt. Within the last few years with my current employer, I've reduced my overall debt by about 30%. With the remaining debt I have at such high interest rates (IE: my credit line with HFC), I need to consolidate my debt so I can eliminate my overall debt faster. Realizing that getting into debt is principally a big mistake, I wish to move forward by exemplifying better financial responsibilty and proving this lesson learned. Thank you for your consideration. All the best, Nori Chia

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	45
Revolving Credit Balance:	$10,756.00	Public Records On File:	0
Revolving Line Utilization:	69.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429085

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429085	$7,500	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429085. Member loan 429085 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	All American Appraiser	Debt-to-income ratio:	15.84%
Length of employment:	5 years 3 months	Location:	San Francisco, CA

Home town:	St. Petersburg
Current & past employers:	All American Appraiser
Education:	College of Marin, University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

I am generally on-time with my monthly payments, and have a fairly good history repaying personal loans.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	77
Revolving Credit Balance:	$5,015.00	Public Records On File:	0
Revolving Line Utilization:	85.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429093

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429093	$20,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429093. Member loan 429093 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	n/a	Debt-to-income ratio:	12.01%
Length of employment:	n/a	Location:	FULTON, MO

Home town:	Millington
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of loan is not only to lower interest rate on credit cards, but to consolidate and eliminate debt. I would like to completely cancel credit card accounts and would like to to make headway on payments by getting a fixed rate loan. I have never skipped payments and would make an excellent candidate for a loan. My purpose is to be debt free in three years or less.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,772.00	Public Records On File:	0
Revolving Line Utilization:	85.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429126

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429126	$16,750	20.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429126. Member loan 429126 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Premier Pets	Debt-to-income ratio:	21.34%
Length of employment:	1 year	Location:	Rancho Mirage, CA

Home town:	Syracuse
Current & past employers:	Premier Pets
Education:

This borrower member posted the following loan description, which has not been verified:

Our current business name is Premier Pets and has been in business for 4 years. I purchased the business in Feb 2009 because it was doing around $500k per year in gross sales and decent cashflow. I knew I could increase sales and the overall client base if only I had the right image and location. Thus, rebanding the name to Hollywood Premier Pets and expaning the current location from 1800 sq ft to 2500 sq ft. The new location will have a 1920's Hollywood art deco look and feel. However in the middle of construction and fixture development, our lender backed out of the loan/lease. Feel Free to check out our website www.hollywoodpremierpets.com or call me with any questions. Looking forward to your help.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	17
Revolving Credit Balance:	$13,337.00	Public Records On File:	1
Revolving Line Utilization:	59.00%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429135

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429135	$9,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429135. Member loan 429135 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$33,333 / month
Current employer:	n/a	Debt-to-income ratio:	0.59%
Length of employment:	n/a	Location:	torrance, CA

Home town:	Torrance
Current & past employers:	Precision Porsche
Education:

This borrower member posted the following loan description, which has not been verified:

We are seeking additional funding for an innovative and unique alternative energy company. Our company manufactures and distributes wind turbines catered for residential and small business use. Currently we have 1500 invoices from potential buyers that we are fully willing to furnish to anyone interested in investing in this unique business venture. Along with providing our current invoices, we are willing to supply any additional documentation a potential investor may require. The funds we seek will be serving the purpose of allowing us to fulfill all of our current orders. This is certainly a promising investment that has a considerably low possibility of default, being that orders are already in hand and just need to be fulfilled. We hope that anyone interested in becoming involved in such a company would contact us. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	1
Revolving Credit Balance:	$8,049.00	Public Records On File:	0
Revolving Line Utilization:	22.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429147

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429147	$11,500	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429147. Member loan 429147 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Halifax Corporation	Debt-to-income ratio:	10.89%
Length of employment:	9 years 9 months	Location:	HARRISBURG, PA

Home town:	Harrisburg/Dauphin
Current & past employers:	Halifax Corporation, PA Blue Shield - Advertising(1990-2000), Hershey Medical Center - Paramedic (1985-1990), Worked at Halifax Corp last 10 yrs (Warranty Admin)
Education:	Harrisburg Area Community College-Harrisburg, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate two credit card payments into one monthly affordable fee.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,637.00	Public Records On File:	0
Revolving Line Utilization:	91.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429159

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429159	$12,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429159. Member loan 429159 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	K-force	Debt-to-income ratio:	17.39%
Length of employment:	3 years 1 month	Location:	ROSELLE, NJ

Home town:	Callao
Current & past employers:	K-force
Education:	Gibbs College-Livingston

This borrower member posted the following loan description, which has not been verified:

New Loan

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,079.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429170

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429170	$10,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429170. Member loan 429170 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	millers ale house	Debt-to-income ratio:	22.46%
Length of employment:	2 years 5 months	Location:	naples, FL

Home town:	flint
Current & past employers:	millers ale house, Fiserv Inc.
Education:	Ferris State University

This borrower member posted the following loan description, which has not been verified:

I feel i have good credit because every 2-3 years i use my credit cards and then i get a loan to consolidate them. I don't know any other way but then again I always seem to have a hard time finding somebody to loan.. Last time my mom had to sign to help me out. I sometimes wonder why I have good credit when it doesn't help in these situations.. My mom wont help me this time so now hopefully at 30 I can get my own loan to get out of debt. thank you and i hope you can help

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	61
Revolving Credit Balance:	$10,593.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429209

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429209	$9,600	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429209. Member loan 429209 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	ConforMIS	Debt-to-income ratio:	12.72%
Length of employment:	1 month	Location:	Burlington, MA

Home town:	Framingham
Current & past employers:	ConforMIS, Boston Scientific, Tyco International, Intel, Vought Aircraft
Education:	Lesley University, Dean College, Quinsigamond Community College

This borrower member posted the following loan description, which has not been verified:

Hello Lenders, My 1970's Cessna 150 aircraft is in the shop needing a $10K engine overhaul to restore it back to new condition and make it safe. I spent the winter restoring the interior and all it needs now is this engine rebuild. Having the engine overhauled boosts the airplanes value from it's current $20k market value to around $30-$32k and makes it more fuel efficient and reliable. Once the airplane is flying again, I plan of flying it for various charitable missions, including Angel Flight, Young Eagles and Pilots n Paws (animal rescue). Flying is my passion and I like to apply this passion in a way that I can help others! I recently relocated back to MA, am college degreed with 20+ years career experience. I recently accepted a new job in the medical device industry, and have a decent income ($90k/year) going forward, but living expenses while out of work, plus necessary move costs incurred to get myself here have depleted my current cash reserves. Based on my new job income ($7500/mo) , I will be in a position to pay off my current credit cards and service this loan without any difficulty, in fact, if they provided shorter terms, I'd gladly pay off in just 4 months. but am OK with carrying this loan out to it's 36 month (3 year) term. Longer term, I am looking to eventually buy real estate (condo or starter house) Time is of the essence! The engine rebuilders in PA already have the airplane engine in their shop now and I need these funds to get the 4 week remanufacturing cycle started. They need $6k down and the balance upon delivery. I will have the funds (through future pay checks) to cover the aircraft mechanics fees to reinstall engine when it's done. I really appreciate your consideration as a potential lender!

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	3
Revolving Credit Balance:	$11,265.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429210

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429210	$6,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429210. Member loan 429210 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,458 / month
Current employer:	Caritas Christi	Debt-to-income ratio:	0.00%
Length of employment:	2 years 9 months	Location:	TEWKSBURY, MA

Home town:
Current & past employers:	Caritas Christi
Education:

This borrower member posted the following loan description, which has not been verified:

I'm a single mom who is looking to put a down payment on a vacation home for my son and i. i can make the monthlly payments no problem, i just need a bigger down payment then i have and that is why i am requesting 6,000 to help with the down payment. i am very faithful in paying off my bills. i have no debt, i have paid off all my debt so the focus of my income will be to pay off this loan and the mortgage loan monthly thank you for your consideration

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	37	Months Since Last Delinquency:	17
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429223

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429223	$7,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429223. Member loan 429223 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,929 / month
Current employer:	Volusia County Schools	Debt-to-income ratio:	18.20%
Length of employment:	31 years	Location:	New Smyrna Beach, FL

Home town:	Chicago
Current & past employers:	Volusia County Schools
Education:	Eastern Illinois University

This borrower member posted the following loan description, which has not been verified:

Ok... first off I want to tell you up front that my credit score is not good due to my debt ratio; but it is just not that I owe a lot; it looks like I owe LOTS more due to the CC companies lowering my available balance. :-( BUT I am not late with payments (except one time I was in the hospital...and was in no condition to even to remember to pay them). However, what got me in this mess... was love. I fell for a man in Europe and even lived there while we talked of marriage and I kept lending him money.... money, I didn't really have. When I got back to the states, I had to cash in my retirement and do a line of equity with my house and use my credit cards to live and sometimes even send him more money! All of that I gave him was to be a loan to be paid back (it totalled over $22,000) when we got married here in the states; but he never came and disappeared off the face of the earth. BUT I am a great detective, and found him and with the grace of GOD got a bonus at school, so I flew out there in Nov. 2008 and pressed charges. I have case as I kept all the evidence of the money I gave him (except the cash), and it will go to court this fall! I am not sure if he can pay me back anything; but if found guilty of fraud, he will end up in jail. And YES, there is a book in this! These CC companies are killing me with their interest rates, and I am getting no where in getting down my debt. With this money, I can pay off one cc and one loan (and all but one are closed accounts) and fly to Serbia for the trial. I am a VERY good risk as I am a respected teacher who has 25 years in the county and makes a good salary which is directly deposited into my account. I cannot be laid off (YEAH!) and I am working 3 more years, and then I will retire, with my goal being rid of all debt besides my house and one credit card. So your plan is perfect for me! ALSO, I have just converted my mortgage to a fixed rate, and my payments will be $200 less per month! So... I am hoping there is someone out there who could help me get out of this monetary nightmare.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	39
Revolving Credit Balance:	$42,157.00	Public Records On File:	0
Revolving Line Utilization:	86.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429234

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429234	$11,400	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429234. Member loan 429234 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,417 / month
Current employer:	Loc Performance Products	Debt-to-income ratio:	4.21%
Length of employment:	1 month	Location:	Northville, MI

Home town:	Midland
Current & past employers:	Loc Performance Products, BAE Systems, Inc., Visteon
Education:	The University of Michigan Ross School of Business, The Universit of Michigan College of Engineering

This borrower member posted the following loan description, which has not been verified:

I recently purchased a home on a lakefront for a great deal partly because it needs work in the kitchen and does not have a deck to truly take advantage of the lakefront property. The financing will help me to quickly get this home up to a standard where we can enjoy it. The term sought is 5 years or more. As you know, traditional real estate financing is difficult. In this case the acquisition debt plus this debt will at the end result total less then 80% of the home's market value. Problem is, the banks won't currently lend based on anticipated value but only on 80% of the current value which is depressed due to the old kitchen and no deck. My credit is outstanding. I have never missed a payment on anything. I have never been unemployed. I have graduate degrees in both engineering and business so my employment risk is very low. I recently chose on my own initiative to leave BAE Systems to pursue an opportunity at Loc Performance Products.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,518.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429247

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429247	$2,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429247. Member loan 429247 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Douglas Development	Debt-to-income ratio:	17.62%
Length of employment:	2 months	Location:	ARLINGTON, VA

Home town:	Jacksonville
Current & past employers:	Douglas Development, Georgetown University
Education:	Georgetown University, Southwestern University

This borrower member posted the following loan description, which has not been verified:

Recent Graduate

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	66
Revolving Credit Balance:	$5,127.00	Public Records On File:	0
Revolving Line Utilization:	75.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429255

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429255	$10,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429255. Member loan 429255 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Angel Oak Capital Partners	Debt-to-income ratio:	8.90%
Length of employment:	3 months	Location:	Atlanta, GA

Home town:	Portland
Current & past employers:	Angel Oak Capital Partners
Education:	University of Portland

This borrower member posted the following loan description, which has not been verified:

Lost my job at the beginning of the year. I work now, as a bond trader. I've never made less than double my mininum payment. This loan is merely to lower my interest rate. Thank you all for helping. -D

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,048.00	Public Records On File:	0
Revolving Line Utilization:	26.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429277

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429277	$9,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429277. Member loan 429277 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,188 / month
Current employer:	Lockheed Martin Corp.	Debt-to-income ratio:	11.30%
Length of employment:	1 year 1 month	Location:	Lakeville, MN

Home town:	Lakeville
Current & past employers:	Lockheed Martin Corp., C.H. Robinson Worldwide
Education:	University of Minnesota-Twin Cities, Stevens Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I am starting graduate school this fall and would like to minimize the number of payments I have to make during that time. I plan on consolidating credit cards to do just that. I have never been late on a payment and never plan to. I work at Lockheed Martin as a Software Engineer in the Leadership Development Program. I gross over $62,000 and I know I would be a good candidate for a loan.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,842.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429285

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429285	$20,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429285. Member loan 429285 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,583 / month
Current employer:	Accenture	Debt-to-income ratio:	10.20%
Length of employment:	11 years 1 month	Location:	ALEXANDRIA, VA

Home town:	Birmingham
Current & past employers:	Accenture
Education:	Vanderbilt University

This borrower member posted the following loan description, which has not been verified:

I am a professional with my company for 11 years and may $160,000 per year. My partner in life lost his job 6 months ago which has been a burden on its own, but my best friend who lives abroad was in worse financial trouble and I gave them a loan of cash over time which caused some of my own credit card debt to build up. This loan will allow me to consolidate this debt into an easy payment. I am very responsible and have never missed a payment until recently which has caused some credit card rates to skyrocket. I would like to pay these off, close the accounts, and use one credit card with a low interest rate. Please give me the funds that will allow me to do this.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	23
Revolving Credit Balance:	$106,181.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429310

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429310	$4,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429310. Member loan 429310 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,225 / month
Current employer:	Retired	Debt-to-income ratio:	18.84%
Length of employment:	35 years	Location:	Pittsburgh, PA

Home town:	Cleveland
Current & past employers:	Retired, Hempfield School District
Education:	Whittier College

This borrower member posted the following loan description, which has not been verified:

Requesting a consolidation of debt including credit cards, hospital bill, and car loan all with interest rates expected to be over the rate offered on this loan.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1981	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,168.00	Public Records On File:	0
Revolving Line Utilization:	27.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 429315

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429315	$10,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429315. Member loan 429315 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Squitieri & Fearon	Debt-to-income ratio:	8.60%
Length of employment:	8 years 2 months	Location:	jersey city, NJ

Home town:	Brooklyn
Current & past employers:	Squitieri & Fearon
Education:	Pace University

This borrower member posted the following loan description, which has not been verified:

Hello: I am currently employed full-time as a paralegal. I have good credit and am a reliable and trustworthy candidate for this loan. I have a checking account where my paycheck is deposited by direct deposit so therefore the loan payments can be debited directly from my checking account. My husband has been unable to get a job for over a year now and is planning on returning to school in September to get his masters in engineering. He has applied for and has gotten a student loan. However, we have been unable to secure a personal loan (because we do not own our home). We have a 20-month old son and unfortunately I am the only income right now. We both have an american express bill for $18,000 that I need to pay off as this bill requires me to pay $1,600 monthly. When my husband got laid off we used this card for almost everything. I know that paying off that bill will allow me to use the $1,600 to pay the loan payments monthly and a couple of other other bills. The other $2,000 I will apply to other bills. thanks,

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,132.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429318

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429318	$2,800	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429318. Member loan 429318 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,420 / month
Current employer:	U.S. Government Affairs	Debt-to-income ratio:	16.34%
Length of employment:	8 months	Location:	SPRING VALLEY, IL

Home town:	Spring Valley
Current & past employers:	U.S. Government Affairs, United Heating and Cooling
Education:	Business & Technology College

This borrower member posted the following loan description, which has not been verified:

My total debts to 5 different creditors will take away at least $3,900 dollars from this - and from there - I will hold onto the remaining until next months billing cycle - which will give me an extra $700 dollars to work with.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,052.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 429330

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429330	$11,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429330. Member loan 429330 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Bakersfield Memorial Hospital	Debt-to-income ratio:	19.48%
Length of employment:	5 months	Location:	BAKERSFIELD, CA

Home town:	Visalia
Current & past employers:	Bakersfield Memorial Hospital, Visalia Unified school district
Education:	University of California-Irvine (UCI), California State University-Bakersfield (CSUB), College of the Sequoias

This borrower member posted the following loan description, which has not been verified:

Up front Legal fee for Family law case

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,100.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429344

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429344	$13,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429344. Member loan 429344 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	arcadis-us	Debt-to-income ratio:	18.36%
Length of employment:	4 years 3 months	Location:	san diego, CA

Home town:
Current & past employers:	arcadis-us
Education:	SUNY at Buffalo

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my auto loan on my 2009 honda fit sport. I owe approx $13,000 to Wachovia Dealer services and my car's Kelly Book value is approx $17,000. once i pay off the auto loan, I will sell it privately with the clean title in hand. with the money I obtain from the sale, I am planning on buying a used car from a private party with cash!

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,730.00	Public Records On File:	0
Revolving Line Utilization:	10.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429347

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429347	$23,600	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429347. Member loan 429347 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Jones Walker	Debt-to-income ratio:	16.21%
Length of employment:	2 years 3 months	Location:	NEW ORLEANS, LA

Home town:	New Orleans
Current & past employers:	Jones Walker
Education:	Loyola University New Orleans

This borrower member posted the following loan description, which has not been verified:

I would like to be debt free within three years. The credit card companies keep on changing their fees/rates and I would like to be free of Bank of America. I applied for this loan through Lending Tree and I would love to start this as soon as possible! 36 set payments and it is all paid off sounds like heaven!! Thank you.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,276.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429374

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429374	$20,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429374. Member loan 429374 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,033 / month
Current employer:	USMC (Capt Williams)	Debt-to-income ratio:	11.85%
Length of employment:	8 months	Location:	Twentynine Palms, CA

Home town:	Saint Charles
Current & past employers:	USMC (Capt Williams), USMC (Active Duty)
Education:	National University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate some debts and do some home improvements. I can comfortably afford payments of $1000 a month or less.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,281.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 429376

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429376	$2,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429376. Member loan 429376 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	12.20%
Length of employment:	n/a	Location:	TAMPA, FL

Home town:	Santo Domingo Pueblo
Current & past employers:	Babies R Us, Wal-Mart Stores
Education:	Universidad Autonoma Santo Domingo

This borrower member posted the following loan description, which has not been verified:

Hello, my name is Karina Berlinski and I'm the mother of two. I need $2,000 to combine some outstanding debts and to help me develop further a cooking website I'm currently designing on latin food.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,802.00	Public Records On File:	0
Revolving Line Utilization:	90.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429388

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429388	$6,400	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429388. Member loan 429388 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,042 / month
Current employer:	Ramon Hernandez Enterprises, Inc.	Debt-to-income ratio:	8.56%
Length of employment:	2 years	Location:	Miami, FL

Home town:	Matanzas
Current & past employers:	Ramon Hernandez Enterprises, Inc., Ord. Medicial
Education:	Martiere de Barbados

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is Interior and Exterior Home Improvement: painting, gardening and remodeling kitchen and bathrooms to add value to my home.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$943.00	Public Records On File:	0
Revolving Line Utilization:	8.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429401

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429401	$10,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429401. Member loan 429401 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,250 / month
Current employer:	MasterCard Worldwide	Debt-to-income ratio:	3.74%
Length of employment:	6 years 6 months	Location:	NEW YORK, NY

Home town:	Mt. Pleasant
Current & past employers:	MasterCard Worldwide, DaimlerChrysler
Education:	Central Michigan University

This borrower member posted the following loan description, which has not been verified:

Loan to assist my sister with her house

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	57
Revolving Credit Balance:	$28,454.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 429510

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429510	$13,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429510. Member loan 429510 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Mac Tools	Debt-to-income ratio:	17.51%
Length of employment:	3 years 3 months	Location:	Round Rock, TX

Home town:	Saginaw
Current & past employers:	Mac Tools, Paramount Cards Inc.
Education:	Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

Purpose of the loan: My husband and I are looking to become debt free! We have a couple credit cards that we are tired of and are ready to be out of debt for good. The banks are no help since they are the ones who want us in debt to begin with so we need your help! Our financial situation: We are hard working dedicated people with a sense of personal responsibility. We both pay our debts in full and on time as you will notice in my credit rating. We have had two smaller Prosper loans that were ALWAYS paid on time and paid off. My husband is well employed and enjoys the work that he does tremendously. If you have interest in bidding you can be sure that we will make good on our debt to you. My hope is that we will be able to be in a lending situation in the next year so we can help others who have helped us. Below is an outline of our monthly budget for you to review: My monthly budget: Net income $4,400 (after deductions) Mortgage $1,750 Car payment 1 $338 Insurance $58 Utilities $240 Credit Cards $400 Groceries $400 Gas $50 (my gas is company paid, my wife hardly drives anywhere) --------------------------------------------------- Total bills $3236 Free cash flow after bills $1164 You will see that we will have enough cash every month to easily pay back this loan, so please BID WITH CONFIDENCE!

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	41	Months Since Last Delinquency:	15
Revolving Credit Balance:	$22,388.00	Public Records On File:	0
Revolving Line Utilization:	91.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 429512

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429512	$13,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429512. Member loan 429512 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	ABM Industries	Debt-to-income ratio:	9.53%
Length of employment:	5 years 5 months	Location:	Oakland, CA

Home town:	Falmouth
Current & past employers:	ABM Industries, Rita Monser-Lake Veterinary Hospital
Education:	Chabot College

This borrower member posted the following loan description, which has not been verified:

Seeking a possible fixed loan to pay off Credit Cards.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,472.00	Public Records On File:	0
Revolving Line Utilization:	80.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429515

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429515	$17,600	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429515. Member loan 429515 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,275 / month
Current employer:	Ralcorp Holdings	Debt-to-income ratio:	10.05%
Length of employment:	10 months	Location:	St. Ann, MO

Home town:
Current & past employers:	Ralcorp Holdings
Education:	Saint Louis University-Main Campus, Missouri State University

This borrower member posted the following loan description, which has not been verified:

Hi! I would like to pay off my credit cards, which I ran up when I was young & stupid-paid for my wedding, etc. I've worked in the food industry for 10 years and have been in my current job for 1 year- I was in my previous position for 9 years. My new company is doing well.- in fact they are hiring more people. I always make my loan payments on time-you will not need to worry about late payments. I am simply trying to get out of credit card debt so that my husband & I can pay off our house & eventually move into a bigger home. Thanks so much for your help!!

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,054.00	Public Records On File:	0
Revolving Line Utilization:	58.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429535

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429535	$10,400	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429535. Member loan 429535 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	source refrigeration	Debt-to-income ratio:	6.73%
Length of employment:	8 years	Location:	corona, CA

Home town:
Current & past employers:	source refrigeration
Education:

This borrower member posted the following loan description, which has not been verified:

I recently bought my first home and I would like to pay off my existing debt with a lower interest rate to free up more money to do home improvements and have emergency funds.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	3
Revolving Credit Balance:	$4,611.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429543

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429543	$1,500	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429543. Member loan 429543 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,149 / month
Current employer:	Imperial Fire and Casulity	Debt-to-income ratio:	18.20%
Length of employment:	1 year	Location:	OPELOUSAS, LA

Home town:	Opelousas
Current & past employers:	Imperial Fire and Casulity
Education:	T.H Harris Louisiana Technical College

This borrower member posted the following loan description, which has not been verified:

This is to help consolidate some debt.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	56
Revolving Credit Balance:	$1,498.00	Public Records On File:	0
Revolving Line Utilization:	6.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429546

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429546	$20,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429546. Member loan 429546 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,435 / month
Current employer:	Superior Coffee	Debt-to-income ratio:	13.72%
Length of employment:	12 years	Location:	East Helena, MT

Home town:	Kellogg
Current & past employers:	Superior Coffee
Education:

This borrower member posted the following loan description, which has not been verified:

I'm very interested in getting out of the rut of revolving debt and consolidating that debt into a closed-end, fixed rate, fixed term payment. I would like to clear up debt as efficiently and quickly as possible so that I can move toward future goals. I have been with my current employer for over 12 years and am responsible at paying my bills. I'd like to become a more financially independent by tying up some high interest credit card debt and moving on to future goals. I thank you very much for your consideration.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,833.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 429555

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429555	$25,000	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429555. Member loan 429555 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Aspen Dental	Debt-to-income ratio:	24.97%
Length of employment:	1 year 6 months	Location:	Cortland, OH

Home town:	Youngstown
Current & past employers:	Aspen Dental
Education:	Hiram College, Ohio state College of Dentistry

This borrower member posted the following loan description, which has not been verified:

I will use the money to pay off high interest credit card debt. I am a dentist and have a healthy income. My first dental job involved going to nursing homes, and my employer still owes me $30,000 which is part of the reason I have high credit card debt. I have been in a stable paying dental job now for 1 1/2 years. My in-laws had unforseen financial difficulties, so I had to unexpectedly pay for my wedding earlier this year and now support a step daughter. With all the changes in the economy, my credit limits have been slashed and interest rates have been raised. This also caused a sharp drop in my credit score. With all my debt, I have never been late or missed a payment. I will pay off my debt, I would just like to do it without getting killed with interest, which is why I am applying for this loan.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$96,565.00	Public Records On File:	0
Revolving Line Utilization:	88.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429563

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429563	$10,500	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429563. Member loan 429563 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,066 / month
Current employer:	USPS	Debt-to-income ratio:	16.71%
Length of employment:	13 years 1 month	Location:	Orange Park, FL

Home town:	Norfolk
Current & past employers:	USPS
Education:	University of North Florida

This borrower member posted the following loan description, which has not been verified:

I am refinacing a loan, and my car loan to get it paid off alot faster. The loan is around 1500 and of course the car is the other amount. I have good income at 120789 yearly, Good credit 700+. Current Expenses are: Mortage 1001 Cable/net 150 Insurance 125 Cell 175 Misc 300 est. I have one note on my credit report. It was when we sold a house through peachtree mortage. They messed up some paper work, and in doing so, reported us having a late payment. We are working on getting this corrected. Please ask any questions as i have nothing to hide.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	50
Revolving Credit Balance:	$1,290.00	Public Records On File:	1
Revolving Line Utilization:	4.10%	Months Since Last Record:	63
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 429571

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429571	$16,750	20.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429571. Member loan 429571 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	heroic touch tech	Debt-to-income ratio:	7.95%
Length of employment:	1 year 4 months	Location:	brighton, MA

Home town:	Boston
Current & past employers:	heroic touch tech
Education:	valparaiso university, IN, Lawrence University, WI

This borrower member posted the following loan description, which has not been verified:

I am a young energetic and motivated self-starter with interest in emerging markets, especially commercial development and risk analysis. My work experience thus far has been very rich and diverse, ranging from quality management with expertise in customer service, teamwork and communication to banking, sales, portfolio management and client relationships. I have worked in West Africa, USA and the Caribbean, and I look forward to focusing my career as an entrepreneur working in partnership with other entrepreneurs. I am an honest, hardworking and ambitious man. I enjoy working in teams and I am very comfortable with leadership and responsibility. My character and personality is a reflection of the diverse culture and religions I have been exposed to over the years. I believe hard work and persistence will take me forward on the career path I have set for myself. I have the drive for success and truly believe that success is an adventure and not a destination, which keeps me grounded and focused on the challenge I meet on the way to success. In sum, I can be best described as someone who plans and prepares for the challenge till I succeed, because for me failure is not an option.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	7
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429572

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429572	$12,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429572. Member loan 429572 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,208 / month
Current employer:	Sidebar	Debt-to-income ratio:	18.22%
Length of employment:	4 years 7 months	Location:	Chicago, IL

Home town:
Current & past employers:	Sidebar
Education:

This borrower member posted the following loan description, which has not been verified:

Seeking a Loan for $18500 at a rate of %13 or less for 3 years to financially right myself.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	53
Revolving Credit Balance:	$10,157.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429574

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429574	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429574. Member loan 429574 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Maxim Integrated Products	Debt-to-income ratio:	11.67%
Length of employment:	10 years	Location:	Colorado Springs, CO

Home town:	Phoenix
Current & past employers:	Maxim Integrated Products, Vitesse Semiconductor Corporation, Abi Lines Company
Education:	University of Colorado at Colorado Springs

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate 3 credit cards, with current balances of 11500 + 5000 + 8500, and a total of minimum payments of ~$950. At even and 8% rate, that could save over $150 per month and get it paid off much sooner than if only making minimum payments. That would allow for the extra funds to got towards other debt or even help with cost of living expenses. This debt is mostly from getting a home business (selling children's clothing and cosmetics online) up and running since 2004. Aquiring supplies and inventory or time has added up in the form of personal debt since business loans are not easy to acquire. This business is now successfully generating a revenue of ~$50K per year, but it is hard to get ahead with any of the personal or business finances with this debt. I am very diligent about paying my debts off, I always make payments on time, and I have no past credit issues. I have had a steady job for 10 years, providing world-wide engineering support for top-class, high-demand products in a prominent semiconductor company. I would have used the equity in my home to accomplish this consolidation. However, after talking with many lenders, the restrictions have gotten so tight that there are no options any more unless you have more than 15-20% equity in your home. Please help me and my family get ahead on this debt, and you will not be disappointed. Thank You and Best Regards!

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,490.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429594

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429594	$7,600	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429594. Member loan 429594 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,708 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	2.98%
Length of employment:	7 years 10 months	Location:	Roswell, GA

Home town:	Chennai
Current & past employers:	United Parcel Service, HCL India
Education:	Goizueta Business School, Emory University

This borrower member posted the following loan description, which has not been verified:

I am currently doing my MBA from Emory University, Atlanta, GA. This amount is to pay tuition for the Summer Semester. I have excellent credit and no defaults on any of my earlier loans or credit cards. My car and motorcycle are paid off in full. I do have 2 student loans from Citibank and Wells Fargo and though the payment on these is deferred till 6 months after my graduation, I am making payments of about $ 500/month on these currently. I would prefer not going to banks for additional funding since they require a cosignor - I do have 2 of my good friends as cosignors on these loans, but both of them are trying to refinance their homes and I do not want this additional debt to appear on their credit reports. I also have 2 mortgage loans on 2 different properties. I own a condo and I have been paying the mortgage on that since Feb 2005. I have a home equity loan on the condo since Jan 2007. I am attempting to sell the condo. I purchased a home in May 2009 and I have a loan with Bank of America for this. Repayment will not be an issue since my wife is working as well. Let me know if you need any additional information.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,810.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 429601

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429601	$13,500	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429601. Member loan 429601 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,271 / month
Current employer:	SI Group	Debt-to-income ratio:	15.34%
Length of employment:	11 months	Location:	COHOES, NY

Home town:	Cohoes
Current & past employers:	SI Group, Regeneron Pharmaceuticals, GE Global Research
Education:	Russell Sage College

This borrower member posted the following loan description, which has not been verified:

I am a chemist at a R&D companyin Upstate NY. I am trying to pay off my credit cards as quickly as possible. I have a secure job and have reliable income. The interest rates of the credit cards are making it hard to pay off. I have not had any problem paying min payments and almost always pay more than this, and have not been late with any payments. I will be a reliable and responsible candidate who will pay back the loan in a little over a year if applicable with the terms of the loan.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	44
Revolving Credit Balance:	$13,582.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429605

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429605	$20,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429605. Member loan 429605 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Pepperidge Farm	Debt-to-income ratio:	14.12%
Length of employment:	2 years	Location:	NORWALK, CT

Home town:	Atlanta
Current & past employers:	Pepperidge Farm
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I am trying to consolidate multiple credit card payments into one single monthly payment via a personal loan. My goal is to be debt free in 3 years.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,979.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429622

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429622	$15,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429622. Member loan 429622 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Ria Financial. ( EuroNet)	Debt-to-income ratio:	10.37%
Length of employment:	11 months	Location:	Vancouver, WA

Home town:	Masaya Nicaragua
Current & past employers:	Ria Financial. ( EuroNet), Western Union Co.
Education:	BYU

This borrower member posted the following loan description, which has not been verified:

I will like to consolidate my debt and make one single payment, it will be easier and faster for me and my family. Also to lower interest rate.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,517.00	Public Records On File:	1
Revolving Line Utilization:	91.30%	Months Since Last Record:	64
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429634

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429634	$5,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429634. Member loan 429634 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Super Nails	Debt-to-income ratio:	11.81%
Length of employment:	11 years 8 months	Location:	Barnwell, SC

Home town:	Saigon
Current & past employers:	Super Nails, Correction Dept. of SC
Education:	Plan to get CDL at SAGE trucking School in Batesburg SC

This borrower member posted the following loan description, which has not been verified:

I'd like to borrow a loan over my clean and clear title Honda VTX1300C 07's

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	8
Revolving Credit Balance:	$1,278.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429638

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429638	$9,900	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429638. Member loan 429638 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Apple Inc.	Debt-to-income ratio:	14.65%
Length of employment:	3 years 1 month	Location:	New York, NY

Home town:	Spokane
Current & past employers:	Apple Inc., CompUSA
Education:

This borrower member posted the following loan description, which has not been verified:

Hi, this is William and I live and work in New York City. My credit has never been perfect, but things were ok until I had to float a roommate for a period of time that although he eventually paid me back in small increments, I never really recovered from. Having been drained from him, when it came time to move to another apartment, I had to put pretty much all of the initial deposits on a credit card, thus pulling me further under. Add to that various trips home (Washington State, not cheap) that my parents had promised to either pay for or help out with that never came to fruition, unexpected veterinary bills from the three rescue dogs I own with my girlfriend, being out from my job at Apple with a broken ankle for 3 months and a no-interest credit deal my mom was paying off due to an arrangement made with her that she let lapse turning a remaining $280 balance into $2000, I am 26 and $16,500 in debt. I know its not an end of the world sum, but I'd like to eventually move somewhere else and not be strapped with such a relatively high amount of debt. Thank you very much for your consideration, it is much appreciated.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,299.00	Public Records On File:	0
Revolving Line Utilization:	39.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429661

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429661	$25,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429661. Member loan 429661 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Phorsyte LLC	Debt-to-income ratio:	17.34%
Length of employment:	13 years 8 months	Location:	Sunnyvale, CA

Home town:
Current & past employers:	Phorsyte LLC
Education:

This borrower member posted the following loan description, which has not been verified:

The proceeds are to be used as a bridge loan to finance costs between client payments.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$403,695.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429669

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429669	$4,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429669. Member loan 429669 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Zylog Systems Ltd	Debt-to-income ratio:	2.43%
Length of employment:	2 years 2 months	Location:	PLAINSBORO, NJ

Home town:	Tenali
Current & past employers:	Zylog Systems Ltd, I2T2
Education:	Nagarjuna University

This borrower member posted the following loan description, which has not been verified:

I have couple of hand-loans and couple of credit card loans, I want to consolidate the total debt. I will pay back in 8-12 months period.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,177.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429686

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429686	$6,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429686. Member loan 429686 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Mitchell Gardens coops	Debt-to-income ratio:	23.55%
Length of employment:	4 years	Location:	flushing, NY

Home town:
Current & past employers:	Mitchell Gardens coops
Education:

This borrower member posted the following loan description, which has not been verified:

I am using the money to consolidate my cards. I am very reliable, pay my bills on time and always pay more than the minimum payment. I am in a worker's union with a stable job that I always excel in. At the time, when I accrued the debt I had to pay my wife's college tuition as well as other mishaps. But now that everything and everyone is situated, I am focusing on getting my cards paid off. If you need further references and/or confirmation you may call my job: Charlene Lutz 718-463-8101

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,659.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429696

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429696	$14,800	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429696. Member loan 429696 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Ball Metal Corp.	Debt-to-income ratio:	1.58%
Length of employment:	8 years	Location:	Thonotosassa, FL

Home town:	Lima
Current & past employers:	Ball Metal Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Already have started this restaurant business and I need money for cash flow to keep business running.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,476.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429700

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429700	$6,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429700. Member loan 429700 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Alltel	Debt-to-income ratio:	21.33%
Length of employment:	12 years	Location:	FARMINGTON, NM

Home town:
Current & past employers:	Alltel
Education:

This borrower member posted the following loan description, which has not been verified:

Started Refi with BOA in March. They have not completed therefore the cash that I was to get from that is not available yet. Vacation payment due Aug 9th. As you can see the timing of this is crucial. I have been waiting for BOA they say they will finally get to it in August and I cannot wait that long to make this payment.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,411.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429701

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429701	$5,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429701. Member loan 429701 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Coleman Research Group	Debt-to-income ratio:	4.23%
Length of employment:	1 year 1 month	Location:	Manhasset, NY

Home town:	Quincy
Current & past employers:	Coleman Research Group
Education:	Bridgewater State College

This borrower member posted the following loan description, which has not been verified:

Hi, I'm getting married on September 5, 2009. The payments are due- and i'm low on cash. I can pay the loan off right away- with the money we get as wedding gifts. we are having 200 guests. Half of the wedding is already paid off. I have a good job- for more than a year now. I am a supervisor for a financial services company. My fiance owns his own home- and we do not have a mortgage. So i do not have any rent payment. I also do not own a car- so i do not have a car payment. I am a very good canidate. My monthly income after taxes is 4,000- and so i can easily make a monthly loan payment.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	23
Revolving Credit Balance:	$5,239.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429735

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429735	$3,200	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429735. Member loan 429735 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	new york national guard	Debt-to-income ratio:	15.16%
Length of employment:	6 months	Location:	yonkers, NY

Home town:	Bronx
Current & past employers:	new york national guard, US Army, penn traffic company
Education:

This borrower member posted the following loan description, which has not been verified:

i am moving to new york city due to a job opening with my national guard unit. i need the money to pay of moving expenses and down payments on basic utitlies. the job pays $57,000 a year but the payments our broken down by three month periods. i haved had two previous loans(one for $8,000 and $500) both of which i paid off early.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$249.00	Public Records On File:	0
Revolving Line Utilization:	16.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 429747

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429747	$3,500	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429747. Member loan 429747 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	HD Supply	Debt-to-income ratio:	9.05%
Length of employment:	1 year 8 months	Location:	MABLETON, GA

Home town:	Springdale
Current & past employers:	HD Supply
Education:	Clark Atlanta University

This borrower member posted the following loan description, which has not been verified:

This loan is to pay the gap owed between my car loan's payoff balance, and what I am able to sell the car for.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	38
Revolving Credit Balance:	$8,188.00	Public Records On File:	0
Revolving Line Utilization:	18.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429748

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429748	$3,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429748. Member loan 429748 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Air Canada	Debt-to-income ratio:	14.93%
Length of employment:	7 years	Location:	Davie, FL

Home town:	New York
Current & past employers:	Air Canada, United Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

To assist in purchasing an AC unit for home.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	56
Revolving Credit Balance:	$3,149.00	Public Records On File:	0
Revolving Line Utilization:	98.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429749

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429749	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429749. Member loan 429749 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Backstage employment and referral	Debt-to-income ratio:	7.14%
Length of employment:	5 years 2 months	Location:	las vegas, NV

Home town:	cleveland
Current & past employers:	Backstage employment and referral
Education:	Full Sail Real World Education

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate my credit card debt into one easy payment with a fixed interest rate . I made some investments that went bad and am currently looking to get back on my feet. I travel on tour with The Magic of David Copperfield as the Production Stage Manager. I just recently decided to stop traveling. I have been on the road for the past 9 years. Currently I am in las Vegas with our show. I total, I have roughly 10,000 in credit card debt i want to consolidate. Thank you for your time and considerations! Humbly yours.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	35
Revolving Credit Balance:	$5,520.00	Public Records On File:	0
Revolving Line Utilization:	13.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429770

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429770	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429770. Member loan 429770 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,918 / month
Current employer:	Cambridge	Debt-to-income ratio:	9.80%
Length of employment:	1 year 4 months	Location:	Sarasota, FL

Home town:	San Ramon
Current & past employers:	Cambridge, FCCI Insurance Group
Education:

This borrower member posted the following loan description, which has not been verified:

Requesting loan to consolidate credit card bills and pay for unexpected medical costs.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	19
Revolving Credit Balance:	$11,437.00	Public Records On File:	0
Revolving Line Utilization:	35.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429779

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429779	$10,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429779. Member loan 429779 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Condor Transport	Debt-to-income ratio:	23.53%
Length of employment:	2 years	Location:	Strongsville, OH

Home town:	Newton Falls
Current & past employers:	Condor Transport, Plastech engineered products
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for capital to start my trucking company. I want to buy a commercial truck and trailer, plus I need some additional funds to cover startup costs such as insurance and fuel. Repayment is not a problem, since I will be the one operating the truck. I have been driving for two years, and have working relationships with brokers and currently am looking forward to working directly with shippers if funded.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,230.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 429795

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429795	$20,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429795. Member loan 429795 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Systems Definition Inc.	Debt-to-income ratio:	23.57%
Length of employment:	1 year	Location:	SILVER SPRING, MD

Home town:	Columbus
Current & past employers:	Systems Definition Inc., Sapphire Technology, Sage Systems Technology, HIAS, Inc.
Education:	The New School, Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

My goal is to use this loan to pay off six credit cards/lines of credit that have varying APRs from 26.74% to 23.15%. Due to these high rates, and my current inability to pay more than the minimum, I have been unable to see any abatement in my credit balances. It feels like a never ending story of debt. These credit cards/lines were opened to help fund my graduate education at New School University in New York City. Since graduating in 2006, I have increased my income by $30,000, which indicates to me that my graduate education was the correct decision. I'm grateful for that opportunity and the rewards I continue to reap from my Master's degree. Yet, in my three years since graduating, I have not been able to make an impact on my debt. Recently, I suffered a miscarriage, an emotionally devastating personal moment; this occurrence, though, has inspired me to pay off my debt in the next few years so that my future children will have a debt-free, budget concious mom. Further, paying off this debt quickly will allow me to continue my education to the PhD level. My plan is to attain my PhD in literature in order to become a director of an English department. As director, I want to balance the humanities with career guidance for undergraduate and graduate English majors, a component that is currently lacking from most (if not all) English Departments. Please feel free to contact me if you need further information about my current financial situation. Thank you.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,037.00	Public Records On File:	0
Revolving Line Utilization:	99.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429796

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429796	$25,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429796. Member loan 429796 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	PGI Financial Group, Inc.	Debt-to-income ratio:	5.33%
Length of employment:	2 years 3 months	Location:	New York, NY

Home town:
Current & past employers:	PGI Financial Group, Inc.
Education:	Cornell University

This borrower member posted the following loan description, which has not been verified:

My credit card rate increased and I want to pay it down and consolidate all other obligations so that I reduce my monthly expense. You should lend to me because I am financial conservative and prudent in managing my financial affairs (as I hope my credit report will show). I have a graduate degree in business and I am employed as an executive officer and director.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,838.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429806

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429806	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429806. Member loan 429806 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,667 / month
Current employer:	Bristol-Myers Squibb	Debt-to-income ratio:	8.75%
Length of employment:	3 years 11 months	Location:	New Haven, CT

Home town:
Current & past employers:	Bristol-Myers Squibb
Education:	University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

A loan for education expenses for fiancee plus some debt consolidation. I am guaranteeing loan and will be responsible for payments. I have a stable, well-paying professional job, good credit, low outstanding revolving debt, and no mortgage to go under. I have previously taken out and repaid a Prosper loan (as Havastat).

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	22
Revolving Credit Balance:	$5,199.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429807

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429807	$3,500	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429807. Member loan 429807 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,708 / month
Current employer:	Kriebel Security	Debt-to-income ratio:	13.89%
Length of employment:	2 years	Location:	SCHUYLKILL HAVEN, PA

Home town:	Pottsville
Current & past employers:	Kriebel Security, Schatz Electric
Education:

This borrower member posted the following loan description, which has not been verified:

loan for personal use

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,284.00	Public Records On File:	0
Revolving Line Utilization:	7.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429812

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429812	$14,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429812. Member loan 429812 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,798 / month
Current employer:	Lockheed Martin Corp.	Debt-to-income ratio:	14.57%
Length of employment:	3 years 9 months	Location:	Devon, PA

Home town:	Altoona
Current & past employers:	Lockheed Martin Corp., Lockheed Martin Corp.
Education:	Pennsylvania State University-Main Campus, Boston University

This borrower member posted the following loan description, which has not been verified:

I want to, once and for all, get myself on a plan to eliminate the last chunk of my credit card debt. I made the all-too-familiar mistake of racking up credit card debt while a college student. I'm now entering my late twenties and want to start building for the future; e.g. wife, house, kids, etc. I have a great job, I just need to stop the bleeding that these cards have caused. I haven't used my credit cards in about two years other than to occasionally hold my grad school tuition until I get reimburse from my employer. This has allowed me to pay off a large amount of my debt, even at the high interest rates. I'm already paying a lot over the minimum payments and, after kicking some numbers around, found that what I'm currently putting towards credit card payments per month would be comparable to the payments I'd be making here so that is not a problem.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1968	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,992.00	Public Records On File:	0
Revolving Line Utilization:	34.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429881

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429881	$1,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429881. Member loan 429881 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Capital District African American Coalition on Aids	Debt-to-income ratio:	8.10%
Length of employment:	5 years 10 months	Location:	Albany, NY

Home town:	Bronx
Current & past employers:	Capital District African American Coalition on Aids
Education:	Russell Sage College

This borrower member posted the following loan description, which has not been verified:

I have recently had to sell my used car because i couldn't afford the repairs. I have since started to save for a better used car. I am on a fixed income SSI and SSD and I also work part time for a bi-weekly stipend as a HIV/AIDS Program Coordinator for a community based organization that educates the public through interventions and presentations. I live modestly, comfortably and frugally on approximately $1000 a month. I have public transportation available but I also have a passion for deep sea fishing and a customer base here in the Albany area that keeps me fishing, but recently I've been at the mercy of other drivers and their schedules. It's not allowing me to nearly approach the apex of my earning potential for this hobby- money maker. This loan I'm asking for will help me expedite my goal of getting a used car that i can depend on for the trips to Massachusetts and the other coastal areas that I go fishing. It will at this time allow me to get comfortable with a payment schedule that I can live with and maintain for the duration of the loan. I am asking for the opportunity to live at my personal top capacity and potential, and quite frankly you're my only hope. Thank you for the opportunity to address my request

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,081.00	Public Records On File:	1
Revolving Line Utilization:	63.10%	Months Since Last Record:	27
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429897

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429897	$8,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429897. Member loan 429897 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	n/a	Debt-to-income ratio:	18.72%
Length of employment:	n/a	Location:	Jefferson Hills, PA

Home town:	Pittsburgh
Current & past employers:	at@t
Education:	penn state univestiy

This borrower member posted the following loan description, which has not been verified:

Recent college grad with entry level engineering position looking to consolidate old debt.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,604.00	Public Records On File:	0
Revolving Line Utilization:	52.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429900

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429900	$10,750	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429900. Member loan 429900 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Aldi	Debt-to-income ratio:	16.54%
Length of employment:	2 months	Location:	Grand Blanc, MI

Home town:	Grand Rapids
Current & past employers:	Aldi, General Motors
Education:	University of Michigan Flint

This borrower member posted the following loan description, which has not been verified:

After being recently laid-off from General Motors I had to rely on insufficient unemployment checks and credit cards to survive financially for the past five months. I have recently found employment with Aldi, a sucessful food store chain, and am currently training to be a shift manager. With this new position I will make enough money to quickly repay a loan, I am simply looking for a means to consolidate my current debt for a quicker and easier pay-off. Thank You.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,738.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 429906

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429906	$17,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429906. Member loan 429906 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,637 / month
Current employer:	Astellas US LLC	Debt-to-income ratio:	11.82%
Length of employment:	5 years	Location:	Libertyville, IL

Home town:	Barberton
Current & past employers:	Astellas US LLC, AstraZeneca, Deublin Company, Dry Storage Corporation
Education:	College of Lake County, Northwestern University, DePaul University

This borrower member posted the following loan description, which has not been verified:

As my credit report will show, I have an excellent payment history. Unfortunately, I have several rather high credit balances, and thus, my credit rating is probably rated "fair" to "good" at present. My goals are to consolidate all outstanding credit card balances, lower my finance rate, and pay off this outstanding credit.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,676.00	Public Records On File:	0
Revolving Line Utilization:	62.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429944

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429944	$5,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429944. Member loan 429944 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,334 / month
Current employer:	South Miami Hospital	Debt-to-income ratio:	14.97%
Length of employment:	6 years	Location:	MIAMI, FL

Home town:	Harris
Current & past employers:	South Miami Hospital, Mercy Hospital
Education:	Miami Dade College

This borrower member posted the following loan description, which has not been verified:

Hello Lenders, I thought I had the perfect wedding planned until the Swine Flu changed everything. I originally had a destination wedding in Mexico but since the current events my family and friends are very reclutant in going to Mexico. We lost the deposit because it was nonrefundable, which now has put my fiance and I in quite a predictament to plan a wedding in a month. I'm currently in Nursing School and had knee surgery less than a month for tearing my cartilage. So, I feel extremely overwhelmed and a little financial help we immensely help a great deal. Our payments will be on time and I'm also working so there will be no problem on paying. Thank you so much for your consideration. Andrea Palomino

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	10
Revolving Credit Balance:	$4,990.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 429961

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429961	$1,750	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429961. Member loan 429961 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,407 / month
Current employer:	n/a	Debt-to-income ratio:	22.96%
Length of employment:	n/a	Location:	Boston, MA

Home town:	Bowie
Current & past employers:	John Hancock Mutual Life
Education:	Prince George's Community College

This borrower member posted the following loan description, which has not been verified:

I have a Gold Reserve line of credit and an overdraft protection line of cedit with balance totalling more than I'd like to owe right now. I was injured in a fall over 15 years ago and have been living on a combined income from Social Security and an LTD policy I purchased before my injury while working for John Hancock. I have a balance of 8760.00 on the Gold Reserve account and make monthly payments of 180.00 and noticed online that with a combination of interest and other charges of roughlt 130.00 per month it will take a significant amount of time to pay off this account. I would like to pay it of a little sooner if possible.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	53	Months Since Last Delinquency:	14
Revolving Credit Balance:	$12,675.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429971

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429971	$14,400	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429971. Member loan 429971 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,875 / month
Current employer:	AARP	Debt-to-income ratio:	4.29%
Length of employment:	3 years 10 months	Location:	Washington, DC

Home town:	westhersfield
Current & past employers:	AARP, national geographic society, getty images
Education:	Villanova University

This borrower member posted the following loan description, which has not been verified:

I am looking to roll debt from a non-secured home improvement loan into a low interest fixed rate personal loan. The current loan has an introductory period of 0% apr that ill expire in August, at which point it goes to a 17% apr loan. I would like to pay some of it down from savings and then roll the rest into a low interest loan to be paid off over three years. I have excellent credit. I am a home owner in a market where homes are holding their value (downtown Washington, DC). I have 85% equity in my home. I have a record of paying off loans on tome or early. I have been steadily employed for the last ten years and I have worked for the same company for the last 3.5 years. I have about $45K in 401k/403b retirement savings.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,554.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429980

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429980	$18,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429980. Member loan 429980 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Accounting Professionals	Debt-to-income ratio:	18.04%
Length of employment:	1 year 8 months	Location:	The Woodlands, TX

Home town:	Shreveport
Current & past employers:	Accounting Professionals, Land Rover South Bay, Enterprise Rent-a-car
Education:	Sam Houston State University

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate some of my wife's credit card debt.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1980	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	52
Revolving Credit Balance:	$31,155.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429994

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429994	$3,500	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429994. Member loan 429994 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Retired	Debt-to-income ratio:	15.89%
Length of employment:	n/a	Location:	Cresco, PA

Home town:	Easton
Current & past employers:	Retired, Museum of Modern Art, NYC, Woeppel Refrigeration-self-employed
Education:

This borrower member posted the following loan description, which has not been verified:

I need the Kawasaki Mule to haul firewood and this is a good deal. I have had an auto loan with E-loan before and that is paid off.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1967	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,771.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429999

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429999	$13,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429999. Member loan 429999 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Computershare	Debt-to-income ratio:	18.22%
Length of employment:	8 years 7 months	Location:	NEW BEDFORD, MA

Home town:	Denver
Current & past employers:	Computershare, American Power Conversion
Education:	Kinyon Campbell Buisness School

This borrower member posted the following loan description, which has not been verified:

I have had a credit card with Bank of Americas for a number of years, never missing a payment. I had a line of credit with another bank that Bank of America acquired. I paid this off in full when it was moved to BOA. Upon paying this off BOA reduced the line of credit by 10,000, which caused my available credit to dip and as a result my credit score took a hit. The next month I was a day late with a payment and BOA decided due to that and the credit score they were going to raise my APR from 11% to 29% for 6 months, with raised payments. I made all the raised payments and extra for the six months but at the end the reduced my APR to 22%, double what it was. When I called to work it out they said I was on a promotional rate that was valid till I had the late payment. I just want to wash my hands of BOA and get on a scheduled payment with clear terms.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,893.00	Public Records On File:	0
Revolving Line Utilization:	69.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430011

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430011	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430011. Member loan 430011 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	First Solutions	Debt-to-income ratio:	4.28%
Length of employment:	2 years 5 months	Location:	Fernley, NV

Home town:	Merced
Current & past employers:	First Solutions
Education:	Thomas Aquinas College

This borrower member posted the following loan description, which has not been verified:

This loan is going to be used to for three purposes. First, I purchased my first home at the beginning of this year and it's in dire need of being re-landscaped. Also, I would like to consolidate my debt by paying off my credit cards and student loan balance. $2k of this loan will also be used to get my medical coding certification. I've been in the medical field for 15 years and have extensive knowledge and experience in medical billing, but I would like to become a certified coder since more and more offices are requiring this. Not to mention the fact that it will increase my earning potential.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,602.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430012

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430012	$21,600	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430012. Member loan 430012 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	(self) Castleforte Group	Debt-to-income ratio:	7.91%
Length of employment:	12 years 8 months	Location:	Tarzana, CA

Home town:	Santa Monica
Current & past employers:	(self) Castleforte Group
Education:	Art Institute of Pittsburgh

This borrower member posted the following loan description, which has not been verified:

I have been doing professional motion graphics animation and design both on a freelance basis and as a small, independent studio, for over 12 years. Every now and then, things slow down, and clients pay late, and so I end up having to charge my credit cards more often than I would like. And as a result, I get behind, and the credit card payments keep me there. Your help is greatly appreciated. Thank you all for your time.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,249.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430019

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430019	$2,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430019. Member loan 430019 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,125 / month
Current employer:	Pima Colege	Debt-to-income ratio:	14.64%
Length of employment:	6 years 6 months	Location:	Tucson, AZ

Home town:	Louisville
Current & past employers:	Pima Colege, Brown Mackie College, St. Gregory College Prep School, Southside Community School
Education:	University of Arizona, MA, Universidad de las Americas, BA, Arizona State University, Undergrade and grad credits

This borrower member posted the following loan description, which has not been verified:

Just to eliminate one card, make a dent on another. I would like a fairly low monthly. I hope the rate can be below that of the card (12.9).

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	22
Revolving Credit Balance:	$11,821.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430026

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430026	$1,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430026. Member loan 430026 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,683 / month
Current employer:	Sprint	Debt-to-income ratio:	15.43%
Length of employment:	3 years	Location:	Kansas City, KS

Home town:	San Diego
Current & past employers:	Sprint, H&R Block, US Army
Education:

This borrower member posted the following loan description, which has not been verified:

2 years ago I had my licensed suspended due to a D.U.I. It was a poor decision and I have definitely learned my lesson. I'm due to get my license back in a couple weeks but I don't have the money. It costs 650.00 to reinstate my license. I have recently started a family and want to be able to have my license so that I can care for them well by transporting them. Thank you for your consideration in helping me and my family.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430027

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430027	$5,550	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430027. Member loan 430027 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Allstate Insurance	Debt-to-income ratio:	21.58%
Length of employment:	4 years 2 months	Location:	Fairfield, CA

Home town:	Sierra Madre
Current & past employers:	Allstate Insurance, U S Navy
Education:	Navy Nuclear Training Institute

This borrower member posted the following loan description, which has not been verified:

I am a responsible bill payer. I have one bad mark on my credit whe I cosigned for a family member and they failed to pay it back. Young and inexperienced I did not realize that as cosigner, I had to pay the bill. Though I had the means, 13 out of 16 months were paid 30 days or late, before I learned. With my credit in shambles I have paid my bills on time since. Resultantly, I am being charged outrageous interest rates on some cards and am looking to consolidate these loans at 10%. My annual salary as an agent with Allstate is $50,000 including commissions, my home payment is $1,200 monthly, however I do have two tenants paying $800 so my monthly outflow, with a $100 monthly car payment, is quite low. I am the eldest of 18 children and am well used to sacrifice, so getting these paid on time is not a problem. I am already driving a 98 Honda Civic, and am perfectly willing to eat Top Ramen to pay these cards off. All I need is an opportunity. You will not regret it. My goals are to purchase my parents a home, and to purchase at least 5 Allstate agencies. I currently manage my current office. I am a former Nuclear Navy Machinists mate,and possess the skills to obtain what I relentlessly pursue. Thank you for your consideration of this request, and I look forward to working with you.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	46
Revolving Credit Balance:	$13,594.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430067

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430067	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430067. Member loan 430067 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Law Offices of Steven Landaal	Debt-to-income ratio:	15.04%
Length of employment:	10 months	Location:	Topanga, CA

Home town:	Budapest
Current & past employers:	Law Offices of Steven Landaal, Root Law Group, Cyrus D. Mehta and Associates, PLLC
Education:	Columbia Law School, Boston College Law School, Boston College

This borrower member posted the following loan description, which has not been verified:

While I was getting my master's degre I had to put my living costs on credit cards. Most of my debt is currently on a credit card which has 9.99% fixed rate. I would like to lower this interest rate and pay off the principal debt quicker. I have never been late with a payment, and my primary goal is to be out of debt as soon as possible.

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$76,227.00	Public Records On File:	0
Revolving Line Utilization:	51.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430091

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430091	$10,800	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430091. Member loan 430091 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	SAIC	Debt-to-income ratio:	22.45%
Length of employment:	5 years 8 months	Location:	North East, MD

Home town:	Jennersville
Current & past employers:	SAIC, Montell
Education:	College of Notre Dame of Maryland

This borrower member posted the following loan description, which has not been verified:

I want to pay off my credit cards at a better rate so that I can save more towards my retirement.

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	68
Revolving Credit Balance:	$15,260.00	Public Records On File:	1
Revolving Line Utilization:	77.90%	Months Since Last Record:	68
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430098

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430098	$1,250	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430098. Member loan 430098 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	jiffy lube	Debt-to-income ratio:	21.33%
Length of employment:	1 year	Location:	newark, OH

Home town:	Zanesville
Current & past employers:	jiffy lube, anomatic corporation
Education:	c-tec career and technology center

This borrower member posted the following loan description, which has not been verified:

i am trying to get caught back up after some car and other expenses nearly drained my finances. i have a son that needs things for school and we have 3 birthdays for our children and christmas around the corner. both my wife and i have income and would much much more easily able to make smaller loan payments than take the remainder of our money monthly and get everything we need in time. thank you very much for your consideration. justin

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	18
Revolving Credit Balance:	$1,638.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430115

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430115	$8,500	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430115. Member loan 430115 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,417 / month
Current employer:	Retired	Debt-to-income ratio:	6.64%
Length of employment:	n/a	Location:	Malden, MA

Home town:	Malden
Current & past employers:	Retired
Education:

This borrower member posted the following loan description, which has not been verified:

60 months term

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,526.00	Public Records On File:	0
Revolving Line Utilization:	17.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430131

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430131	$4,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430131. Member loan 430131 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,417 / month
Current employer:	Retired	Debt-to-income ratio:	19.41%
Length of employment:	n/a	Location:	Malden, MA

Home town:	Malden
Current & past employers:	Retired
Education:

This borrower member posted the following loan description, which has not been verified:

60 months term

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,343.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430139

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430139	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430139. Member loan 430139 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,500 / month
Current employer:	Exxon Mobil Corporation	Debt-to-income ratio:	4.07%
Length of employment:	30 years 2 months	Location:	Denham Springs, LA

Home town:	Lafayette
Current & past employers:	Exxon Mobil Corporation
Education:	Louisiana State University-System Office (LSU)

This borrower member posted the following loan description, which has not been verified:

I would like a short-term loan to advance Home Improvement expenditures prior to obtaining October withdrawal from spending account of same amount.

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,881.00	Public Records On File:	0
Revolving Line Utilization:	14.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430156

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430156	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430156. Member loan 430156 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	E&J Gallo Winery	Debt-to-income ratio:	8.79%
Length of employment:	1 year 1 month	Location:	Patterson, CA

Home town:	Plattsburgh
Current & past employers:	E&J Gallo Winery, AOL, GE
Education:	The University of Tampa, University of Maryland University College, Arizona State University

This borrower member posted the following loan description, which has not been verified:

Dear Sir or Madam: I am requesting your help in securing a loan to pay off a high interest rate credit card. I completed my MBA a year ago and moved from Phoenix, AZ to CA for a job offer. Over the course of the year, I have had several unexpected expenses come up that I charged to my credit card. The interest rate is about 12% and I continue to try and pay at least $300/month; however, half of that just goes right back to interest. I have lowered my Federal Loan school repayment to the minimum so I can try and pay more on this credit card. I would appreciate your consideration. The last check of my credit score was 724, but I am sure you will already know that! Thank you, Michelle "Kierestin" Trombino

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,226.00	Public Records On File:	0
Revolving Line Utilization:	6.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 430197

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430197	$14,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430197. Member loan 430197 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Grace Property Management Group, Inc.	Debt-to-income ratio:	14.95%
Length of employment:	2 years	Location:	Longview, TX

Home town:	Liberal
Current & past employers:	Grace Property Management Group, Inc., The Buckle, Inc
Education:	Fort Hays State University

This borrower member posted the following loan description, which has not been verified:

Expansion is the driving force for my consideration of this loan! I plan to deposit $14,000 into a safe and secured certificate of deposit at an FDIC local bank, borrow against it to purchase collateral, equipment and use strategic marketing to take business to the next level. Grace Property Management Group, Inc is an established company and serves many communites across the region. Investing your money into a safe and reputable company like GPMG, Inc can build a long-term relationship that yields a safe return.

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,608.00	Public Records On File:	0
Revolving Line Utilization:	60.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430204

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430204	$11,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430204. Member loan 430204 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	DeWitt Public Schools	Debt-to-income ratio:	4.33%
Length of employment:	1 year	Location:	Mason, MI

Home town:	Lansing
Current & past employers:	DeWitt Public Schools, St. John's Public Schools, Eaton Rapids Public Schools
Education:	Central Michigan University

This borrower member posted the following loan description, which has not been verified:

Hello! My name is Matt Jabs. I run the popular personal finance blog DebtFreeAdventure.com. I have $11,000 of high interest debt left to pay off and STRONGLY desire to pay you rather than paying big banks! I view it as a symbiotic relationship and will treat it as such. My wife & I are both college educated professionals with solid & stable positions in our community. I am an IT Manager and my wife works as an educator in the public school system. We have absolutely no problem paying our bills, we are just looking to lower our rates for the remainder of our debt repayment... which you can track at http://www.DebtFreeAdventure.com. I post monthly debt repayment & savings statements there for you to read up on and keep track of. Another reason why we have come to Lending Club is because we just had all 3 of our remaining credit card companies raise our rates... it was the last straw! Again, I view this as a symbiotic relationship and would much rather pay you interest than the big banks. Well, to be brutally honest... I cannot wait to pay this off ASAP so I can PAY MYSELF interest!! :-) Matt Jabs Matt@DebtFreeAdventure.com (517) 969-3020

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,297.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 54734

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
54734	$25,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 54734. Member loan 54734 was requested on July 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	n/a	Debt-to-income ratio:	19.48%
Length of employment:	n/a	Location:	San Francisco, CA

Home town:	Burbank
Current & past employers:	KB Home
Education:	Northwestern University

This borrower member posted the following loan description, which has not been verified:

Due to a lack of personal finance education and exposure to poor financing skills growing up, I was easy prey for credit predators. I am devoted to becoming debt-free and can assure my lenders that I will pay on-time every time. I have never missed a payment during the last 16 years that I have had credit.

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,854.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430210

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430210	$21,000	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430210. Member loan 430210 was requested on July 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Tropical House Inc.	Debt-to-income ratio:	7.12%
Length of employment:	1 year 6 months	Location:	key west, FL

Home town:	ostrava
Current & past employers:	Tropical House Inc., Euro Garden Cafe LLC
Education:	college of Ostrava

This borrower member posted the following loan description, which has not been verified:

Our restaurant http://www.eurogardencafe.com was open at November 2008. The ex-owner Tomas Kroner make with us agreement for managing and promotion restaurant at February 2009.Couple weeks ago we merged his company to Tropical House Inc. When we start managing the restaurant at February,sales was around $10K, we raise this up to $30K without big investment.The potential of this restaurant is much higher. February MasterCard+Visa $9K March M+V $19K April M+V $ 21K May M+V $ 17K June M+V $ 16K We have to make improvement at first, cooling and misting. Hot weather cost us a lot customers. We're seeking for business loan or some hybrid loan, cash advance with unsecured loan. Our improvement for restaurant will cost us $ 50K, we will invest our personal money $25K. We have to find some business loan or cash advance for $25K,minimum $21K, not less, because will be very risky to us, make our improvement and promotion with less money than we needed.After improvement and promotion we're expecting sales around $50 K monthly. 100% owner of Tropical house Inc. is Lucie Hockman - FICO 729. Tropical House Inc. was founded at February 2008. If you got some loan or Cash Advance solution,let us know, please. Sincerely Lucie Hockman 786 288 6670 http://www.tropicalkeyhouse.com

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$759.00	Public Records On File:	0
Revolving Line Utilization:	75.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430237

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430237	$8,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430237. Member loan 430237 was requested on July 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Speeds Express Deli	Debt-to-income ratio:	24.98%
Length of employment:	2 years 10 months	Location:	Riverhead, NY

Home town:	Stonybrook
Current & past employers:	Speeds Express Deli
Education:	Sound Master Recording Engineer School-Audio/Video

This borrower member posted the following loan description, which has not been verified:

I have some debts from years ago when i had that dredded "instant gratification" gene that i've since kicked to the curb. Thats why here and today i am here to fix it once and for all. I have 9 debts that i am looking to pay off with a personal loan of a lower interest rate. I need a total of $8,000 to pay off those credit cards(of which i have NEVER been late with a payment). If you would like specifics on the balances or interest rates of those accounts please contact me. Thank you for your time. Sincerely, Sebastian Moray

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,714.00	Public Records On File:	0
Revolving Line Utilization:	57.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430268

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430268	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430268. Member loan 430268 was requested on July 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Chaffey Joint Union High School District	Debt-to-income ratio:	8.86%
Length of employment:	4 years	Location:	Rancho Cucamonga, CA

Home town:	San Francisco
Current & past employers:	Chaffey Joint Union High School District
Education:	California State Fullerton, Gonzaga University

This borrower member posted the following loan description, which has not been verified:

I am employed as a teacher and am trying to consolidate debt to one consistent monthly payment for a finite payment schedule.

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,745.00	Public Records On File:	0
Revolving Line Utilization:	34.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430319

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430319	$25,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430319. Member loan 430319 was requested on July 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	3 colleges, 1 rental, 2 book royalties, ira fund	Debt-to-income ratio:	22.50%
Length of employment:	6 years	Location:	Prunedale, CA

Home town:
Current & past employers:	3 colleges, 1 rental, 2 book royalties, ira fund, Hartnell College, Heald College, Cal. State University Monterey Bay, Borland (software), UC Davis
Education:	UCB, UCDavis, SFSU, CSUMB

This borrower member posted the following loan description, which has not been verified:

Teaching, studying, and writing on How Dogs and Horses can Learn to Communicate (with new gestures) using AnimalSign Language. I. How I will use the money: A. Business Development, Writing Books and Teaching Materials, Marketing, and Animal Insurance (medical and liability): 1) Complete writing contracted books, service materials, DVD and future proposals promoting K9Sign. $5K. 2) Legal- intellectual property, trademarks, patents, book/movie advice: $5K. 3. Book/Service Marketing, Website Renovation, Graphic Artist for Brochures, Posters: $5K. 4) Travel to events. $3K. 5) Animal Insurances: a. AnimalMedical Care Credit Card pay down (to have line ready for them):$5K. b. Mortality Insurance for both animals for the year: $2K. II. Why I am a good, reliable candidate. A. With vision,drive, and energy, I have developed an idea into a business involving workshops, classes, private lessons, books, and future plans for DVD, TV and movie. I created this revolutionary approach to dogs and horses, viewing them as language learners, much like Koko the Gorilla. I have Penny Pattersons and other endorsements. B. I have business experience and understand quality,servicing customers,and developing are key. C. I have entrepreneurial vision, a good business sense, and know practical, customer needs are crucial. D. I have maintained good credit, though extend credit to pay for many business needs. E. I own the AnimalSign Center. III.Context. A. Through K9Sign Language we expand our ability to communicate with our animals, making life more fulfilling and productive for us all. B. I built this business idea (teaching animals to sign to us) ten years ago after meeting a horse, but realizing the value of having dogs communicate better, I extended to dogs. The business is starting to blossom. I have been travelled abroad to present keynote speeches. C. I bought a 3-acre property especially for this business in Ca. I have a website www.animalsign.org; written a self-published book AnimalSign to You in 2006; obtained an agent and 2 book contracts: Dogs Can Sign, Too with Random House due out late August 2009 and with Storey Press a horse signing book EquineSign due out fall, 2010. *My AnimalSign Center has a horse and two dogs, a German shepherd Chal, and a Border collie StarLight. I have them demonstrate K9sign. I will show them on TV. D. I am a cognitive ethologist, but have business experience as a quality assurance software manager and director, and technical writer. I teach college courses to humans, as I teach signing to dogs. I teach Canine and Human Biology and Behavior (at Cal State Univ. Monterey Bay). At AnimalSign Center, I teach and develop ways to help people and animals better understand each other, by providing a language for animals to use to communicate. I explore new methods, techniques, and approaches to evolve AnimalSigning. IV. AnimalSigning will be well-known, through TV, Movie, and Print. I will be giving seminars, lectures, workshops throughout the world. There will be a TV show, K9Sign with Your Pet, where people and their dogs will copy how to communicate through signing. There will be 2 DVDs on how to teach your dog or horse. A movie Princess! The Signing Horse will be in development telling a dramatized version of her signing life. The center will have employees working with dogs and horses, as I travel expanding the business. V. I contribute to the animal and human community by this venture, but also have inspired the local university CSUMB to start giving courses in Animal Biology, Behavior, Communication, and promoting an animal veterinary technology program, to serve the community better. Carmel, Ca. *I envision people and their pets will better understand each other, communicating and bonding more, with less frustration. People will ask their dog, Why are you barking? Now, the dog will be able to tell them.

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,074.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430330

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430330	$7,750	19.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430330. Member loan 430330 was requested on July 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Walt Disney Co.	Debt-to-income ratio:	15.26%
Length of employment:	11 years 4 months	Location:	Clermont, FL

Home town:	Indianapolis
Current & past employers:	Walt Disney Co., Aerial Billboard Corporation
Education:	St Petersburg College

This borrower member posted the following loan description, which has not been verified:

I have created the first ever Aerial Advertising Ad Pools for Internet Marketers. http://offline-advertising.com We have flown 2 Beta Test flights in Orlando Florida and I have 12 people paying me $57 a month for my service. My goal is to fly daily flights in Orlando and other markets around the World. For every 500 people that pay, I will open a new market in one of the Top 100 most populated cities in the World. http://offline-advertising.com This service works like this: Internet Marketers that want to leverage offline advertising pay a monthly fee to have their affiliate link saved in a link rotator that is promoted with a single co-op website. This co-op website is promoted with a huge 30' tall by 90' long Aerial Billboard flown DAILY over the most populated tourist attractions and cities in the World. I need this loan to purchase the huge 30' by 90' Aerial Billboard and start the Daily flights in Orlando Florida. Once we start flying daily, the price for each subscriber will be $157 first month, then $97 a month thereafter. The ultimate goal is to have an Aerial Billboard flying somewhere in the World 24/7. We are promoting some of the hottest Internet Business available today. And can add more as they come on to the scene. So the customer base is huge. As millions of people are looking for additional income streams from home based businesses. Please help me get this new service off the ground, literally! http://offline-advertising.com

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,835.00	Public Records On File:	0
Revolving Line Utilization:	98.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Posting Report Supplement No. 288 dated July 27, 2009